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Exhibit 4.4

UNITED ONLINE, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

13% SENIOR SECURED NOTES DUE 2013

INDENTURE

Dated as of                                    , 2008

U.S. BANK NATIONAL ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	10.04
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	13.02; 13.05
(b)	10.04
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.05; 10.06; 10.07
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*
This Cross Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF SUPPLEMENTAL INDENTURE
Exhibit C	FORM OF PLEDGE AGREEMENT
Exhibit D	FORM OF ASSIGNMENT AND AMENDMENT AGREEMENT
Exhibit E	FORM OF COLLATERAL TRUST AGREEMENT
Exhibit F	FORM OF SUBORDINATION PROVISIONS

        INDENTURE dated as of                                    , 2008, among United Online,  Inc., a Delaware corporation, the Guarantors (as defined herein) and U.S. Bank National Association, as trustee.

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 13% Senior Secured Notes due 2013 (the "Notes"):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition Documents" means the Merger Agreement and any other document entered into in connection therewith (as amended, restated, renewed, replaced, modified or supplemented).

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company's Restricted Subsidiaries (including, without limitation, Capital Stock of CMC and Capital Stock of Subsidiaries of the Company directly owned by the Company or Restricted Subsidiaries of the Company); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.14 and/or 5.01 hereof and not by Section 4.10 hereof; and

          (2)   the issuance of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any of the Company's Restricted Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2 million;

          (2)   any single transaction that involves assets having a Fair Market Value of not more than $5 million (subject to an overall limit of $15 million in the aggregate pursuant to this clause (2)) that satisfies clause (1) of Section 4.10(a) hereof;

          (3)   a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries that are Guarantors, or a transfer of assets from Restricted Subsidiaries that are not Guarantors to the Company or any other Restricted Subsidiaries of the Company;

          (4)   an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company;

          (5)   the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

          (6)   the sale or other disposition of cash or Cash Equivalents;

          (7)   a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

          (8)   (a) the issuance of Capital Stock by CMC in a CMC IPO and (b) the issuance of Equity Interests of CMC to employees, officers or directors of the Company or of any of its Subsidiaries of up to 15% of the fully diluted shares of common stock of CMC (after giving effect to the issuance of such Equity Interests), in the form of stock, options, restricted stock or restricted stock units, or any combination thereof;

          (9)   any exchange of assets (subject to an overall limit of $5 million in the aggregate pursuant to this clause (9)), including a combination of assets and Cash Equivalents, for assets of comparable or greater market value or usefulness to the business of the Company and Restricted Subsidiaries of the Company as a whole, as determined in good faith by the Board of Directors of the Company;

          (10) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

          (11) any sale of inventory in the ordinary course of business;

          (12) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software, intellectual property and other general intangibles in the ordinary course of business;

          (13) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course or other litigation;

          (14) terminations of Hedging Obligations;

          (15) the abandonment or other sale, transfer or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and

          (16) the granting of Liens not prohibited by Section 4.12 hereof and any foreclosure or exercise in respect thereof.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have Beneficial Ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the board of directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Expenditures" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations) and maintenance, refurbishment or upgrading equipment, machinery, fixed assets and real property improvements that would be regarded as a capital expenditure under GAAP.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be pre-paid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars and, in the case of non-U.S. Restricted Subsidiaries, local foreign equivalents;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case maturing not more than one year from the date of acquisition;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case, with any commercial bank having at the time of investment capital and surplus in excess of $250 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another nationally recognized rating agency);

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper issued by a corporation (other than an Affiliate of the Company) rated at the time of investment at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another nationally recognized rating agency) and in each case maturing within 270 days after the date of acquisition;

          (6)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having at the time of investment one of the two highest rating categories obtainable from Moody's or S&P (or reasonably equivalent ratings of another nationally recognized rating agency) in each case with maturities not exceeding two years from the date of acquisition; and

          (7)   investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

          (4)   the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

          (5)   the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Classmates" means Classmates Online, Inc., a Washington corporation, and any of its successors.

        "Clearstream" means Clearstream Banking, S.A.

        "CMC" means Classmates Media Corporation, a Delaware corporation, and any of its successors.

        "CMC IPO" means the issuance of CMC Capital Stock by CMC in an underwritten initial public offering.

        "CMC Tax Sharing Agreement" means the tax sharing agreement, most recently filed as an exhibit to any Form S-1 of CMC filed with the SEC prior to the date of a CMC IPO, between the Company and CMC (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Company or any of its

Restricted Subsidiaries in any material respect, taken as a whole, as compared to the form of such agreement as so filed).

        "Collateral" means all of the assets and property of the Company and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted as security for the Obligations under the Notes and the Note Guarantees and/or the obligations under Secured Senior Debt; provided that Collateral shall not include Secured Senior Debt Collateral.

        "Collateral Documents" means the Pledge Agreement, any other pledge agreements, the Collateral Trust Agreement, or other security documents governing the Lien granted to or for the benefit of the Collateral Trustee on the Collateral or Joint Collateral.

        "Collateral Trust Agreement" means the collateral trust agreement substantially in the form of Exhibit E, with such changes as the Company shall request; provided that such changes are consistent with the terms set forth in Section 10.02 hereof.

        "Collateral Trustee" means U.S. Bank National Association.

        "Company" means United Online, Inc., and any and all successors thereto.

        "Consolidated Adjusted EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication:

          (1)   the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

          (2)   the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3)   the total depreciation expense of such Person and its Restricted Subsidiaries for such period, to the extent that such total depreciation expense was deducted in computing such Consolidated Net Income; plus

          (4)   the total amortization expense of such Person and its Restricted Subsidiaries for such period, to the extent that such total amortization expense was deducted in computing such Consolidated Net Income; plus

          (5)   the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

          (6)   any foreign currency translation or transaction gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains or losses were deducted in computing such Consolidated Net Income; plus

          (7)   all extraordinary, unusual or non-recurring losses, charges or expenses (minus any extraordinary, unusual or non-recurring gains) (it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination and unusual or non-recurring losses, charges, expenses or gains shall be determined by the Company in good faith) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses, charges or expenses were deducted or such gains were added in computing such Consolidated Net Income; plus

          (8)   all other non-cash items, including, without limitation, non-cash stock compensation expenses for officers, directors, employees and consultants (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period) of such Person and its Restricted Subsidiaries for such period, to the extent that such non-cash items were deducted in computing such Consolidated Net Income; plus

          (9)   all expenses incurred in connection with the prepayment, amendment or refinancing of Indebtedness of such Person and its Restricted Subsidiaries for such period, to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

          (10) all amounts deducted in computing such Consolidated Net Income in connection with expenses, overhead and other costs attributable to Unrestricted Subsidiaries for which the Company or any of its Restricted Subsidiaries has been reimbursed or paid in cash; plus

          (11) each of the following for such period, but only to the extent that such amount was deducted in computing such Consolidated Net Income:

            (a)   any non-cash impairment charge or asset write-off or write-down of such Person and its Restricted Subsidiaries, in each case relating to an intangible asset, pursuant to Financial Accounting Standards Board Statements No. 142 and No. 144; plus

            (b)   the amortization of intangible assets of such Person and its Restricted Subsidiaries arising pursuant to Financial Accounting Standards Board Statement No. 141; plus

            (c)   the amortization or write-off of deferred financing fees of such Person and its Restricted Subsidiaries; plus

            (d)   the amortization of other intangible assets of such Person and its Restricted Subsidiaries, but only, in the case of clauses (1) through (10) of this definition, to the extent added or deducted, as applicable, in the calculation of Consolidated Net Income; minus

          (12) non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash items to the extent expected to result in the receipt of cash payments in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the foregoing, Consolidated Adjusted EBITDA for the quarters ended June 30, 2007, September 30, 2007 and December 31, 2007, shall be deemed to be $38.2 million, $39.3 million and $42.4 million, respectively, subject to any applicable pro forma adjustments for ratio calculation purposes.

        "Consolidated Cash Interest Expense" means with respect to any specified Person for any period, the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period payable in cash, excluding amortization of financing fees. For purposes of the foregoing, Consolidated Cash Interest Expense shall be determined after giving effect to any net cash payments made or received with respect to Hedging Obligations of the kind described in paragraphs (1) and (2) of the definition of "Hedging Obligations."

        "Consolidated Interest Coverage Ratio" means with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Consolidated Cash Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Consolidated Interest Coverage Ratio Calculation Date"), then the Consolidated Interest Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act)

to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter period. The deposit of up to $50 million with the Trustee following a CMC IPO as required under Section 3.07 hereof shall constitute a repayment of the principal amount of Notes to be redeemed following a CMC IPO for the purposes of this definition.

        In addition, for purposes of calculating the Consolidated Interest Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter period or subsequent to such period and on or prior to the Consolidated Interest Coverage Ratio Calculation Date, or that are to be made on the Consolidated Interest Coverage Ratio Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter period;

          (2)   the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Consolidated Interest Coverage Ratio Calculation Date, will be excluded;

          (3)   the Consolidated Cash Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Consolidated Interest Coverage Ratio Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Cash Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Consolidated Interest Coverage Ratio Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Consolidated Interest Coverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Consolidated Interest Coverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if pro forma effect is to be given to any Indebtedness that bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Consolidated Interest Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Consolidated Interest Coverage Ratio Calculation Date in excess of 12 months).

        "Consolidated Interest Expense" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of the specified Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the specified Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Hedging Obligations and fees that are considered interest expense in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and without any reduction in respect of preferred stock dividends; provided that there shall be excluded (only to the extent included in computing such net income (or loss) and without duplication):

          (1)   the income (or loss) of any Person (other than a Restricted Subsidiary of such specified Person) in which any other Person (other than such specified Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of any dividends or other distributions actually paid in cash to such specified Person or any of its Restricted Subsidiaries by that Person during such period, but in any case not in excess of such specified Person's pro rata share of that Person's net income for such period;

          (2)   the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of such specified Person or is merged into or consolidated with such specified Person or any of its Restricted Subsidiaries or that Person's assets are acquired by such specified Person or any of its Restricted Subsidiaries (provided that the exclusion in this clause (2) of this definition shall not apply in connection with the calculation of the Consolidated Interest Coverage Ratio, the Senior Debt Leverage Ratio or the Total Indebtedness Leverage Ratio);

          (3)   the income of any Restricted Subsidiary of such specified Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time, directly or indirectly, permitted (a) without any prior governmental approval (that has not been obtained), or (b) by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

          (4)   non-cash gains and losses attributable to the movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133;

          (5)   any after-tax gains or losses attributable to asset sales or returned surplus assets of any employee benefit plan (other than a multiemployer plan); and

          (6)   to the extent not included in clauses (1) through (5) of this definition, any net extraordinary gains or net extraordinary losses.

The net income (or loss) of any Unrestricted Subsidiary will be excluded from and after the date such Person becomes an Unrestricted Subsidiary, whether or not such net income is distributed to the specified Person or its Restricted Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1)   was a member of such Board of Directors on the date of this Indenture; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Corporate Trust Office of the Trustee" will be the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company that is formed under the laws of the United States or any state of the United States or the District of Columbia.

        "equally and ratably" and "equal and ratable" mean equal and ratable with respect to allocations of the proceeds of the Collateral proportionally among (i) the Notes and the Note Guarantees, on the one hand, without duplication, and (ii) the Secured Senior Debt, on the other hand, without duplication, according to the then outstanding principal amount of the Notes and the Secured Senior Debt (including outstanding letters of credit, whether or not drawn); provided that voting with respect to the exercise of remedies on the Collateral shall be directed (i) in the case of the exercise of remedies on the Capital Stock of CMC, by the Trustee or, following the incurrence of Secured Senior Debt, the Collateral Trustee as instructed by Holders of Notes as provided in this Indenture and the Collateral Documents and (ii) in the case of the exercise of remedies on any Collateral other than the Capital Stock of CMC, by the representatives of the holders of the Secured Senior Debt, as provided for in the documents relating to the Secured Senior Debt and the Collateral Documents; provided further that other creditor rights with respect to the Collateral (whether prior to or after any bankruptcy or insolvency proceedings) shall be as provided in the Collateral Documents.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Issuance" means a public or private sale or issuance of any shares of Capital Stock of the Company; provided, however, that any options or warrants issued under clause (12) of Section 4.07(b) hereof shall not be deemed to be an Equity Issuance.

        "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

        "Excess Cash Flow" means, without duplication, with respect to any specified Person for any period, the Consolidated Adjusted EBITDA of such Person for such period plus cash dividends received by the Company or any Guarantor from any Unrestricted Subsidiary (that are not included in Consolidated Net Income), minus:

          (1)   the amount of cash taxes paid by such Person and its Restricted Subsidiaries (including with respect to Unrestricted Subsidiaries) during such period, adjusted by payments made and received in such period pursuant to tax sharing agreements as follows:

            (a)   minus payments made by the Company or any of its Restricted Subsidiaries to Unrestricted Subsidiaries with respect to net operating losses, credits and similar tax attributes ("NOLs");

            (b)   plus payments received by the Company or any of its Restricted Subsidiaries from Unrestricted Subsidiaries with respect to NOLs; and

            (c)   plus payments received by the Company or any of its Restricted Subsidiaries from Unrestricted Subsidiaries with respect to such Unrestricted Subsidiaries' proportionate obligation for the Company's tax liability; minus

          (2)   the amount of Consolidated Cash Interest Expense of such Person and its Restricted Subsidiaries in respect of such period; minus

          (3)   the amount of Capital Expenditures made by such Person and its Restricted Subsidiaries in such period (excluding Capital Expenditures financed with (a) Indebtedness (not to exceed $50 million in the aggregate or $30 million in any four-quarter period and excluding short-term borrowings under revolving lines of credit), (b) proceeds received in connection with any casualty or condemnation event, and (c) the Net Proceeds of any Equity Issuances or any sale of the Equity Interests in CMC remaining after completion of all required redemptions and offers to purchase Indebtedness); minus

          (4)   (a) repayments of Senior Debt not to exceed $10 million for the Excess Cash Flow Period ending September 30, 2009 and $5 million for any other Excess Cash Flow Period, (b) mandatory repayments of Indebtedness incurred under clause (3) of Section 4.09(b) hereof not to exceed $2 million for the Excess Cash Flow Period ending September 30, 2009 and $1 million for any other Excess Cash Flow Period and (c) any voluntary or optional redemption of the Notes (in each case, other than repayments of revolving credit borrowings that may be reborrowed and repayments, redemptions or repurchases financed with other long-term Indebtedness, proceeds of any Equity Issuances, proceeds received from the sale of Capital Stock of CMC and proceeds of Asset Sales or dispositions of assets excluded from the definition of "Asset Sale" by clause (1) or (2) of the second paragraph of the definition of such term), by such Person and its Restricted Subsidiaries; minus

          (5)   any cash items added back in calculating Consolidated Adjusted EBITDA for such period pursuant to clauses (6) and (7) of the definition thereof, plus

          (6)   the amount (which may be a negative number) by which Working Capital as of the beginning of such period exceeds (or is less than) Working Capital as of the end of such period.

For the avoidance of doubt, no pro forma adjustment shall be made in the calculation of Excess Cash Flow.

        "Excess Cash Flow Period" means (i) the period commencing on the first day of the month immediately following the date of the Indenture and ending on September 30, 2009, and (ii) each 6-month period ending on March 31 or September 30 thereafter.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid; provided that such Indebtedness shall be deemed to be incurred under Section 4.09(a) hereof.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, which shall be determined in good faith by the Board of Directors of the Company for all transactions greater than $3 million (unless otherwise provided in this Indenture).

        "FTD" means FTD Group, Inc., a Delaware corporation, and any of its successors.

        "FTD Tax Sharing Agreement" means the tax sharing agreement, as in effect as of the date of this Indenture, between the Company and FTD (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to the Company or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to such agreement as in effect on the date of this Indenture).

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

        "Global Note Legend" means the legend set forth in Section 2.06(e) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01 hereof.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantor Senior Debt" means (other than the Notes and the Note Guarantees) one or more debt facilities or commercial paper facilities of any Guarantor providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Guarantor Senior Debt or Senior Debt, in each case (i) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (ii) which is not expressly subordinated by its terms to the Notes or such Guarantor's Note Guarantee (for the avoidance of doubt, Guarantor Senior Debt (a) will not include the Note Guarantees or the Notes and (b) will be pari passu in right of payment with the Note Guarantees).

        "Guarantors" means (i) Classmates International, Inc., a Delaware corporation, Classmates Media Corporation, a Delaware corporation, Classmates Online, Inc., a Washington corporation, Classmates Yearbooks, Inc., a Delaware corporation, FreeInternet.com, Inc., a Delaware corporation, Juno Internet Services, Inc., a Delaware corporation, Juno Online Services, Inc., a Delaware corporation, MyPoints.com, Inc., a Delaware corporation, NetZero, Inc., a Delaware corporation, Opobox, Inc., a Delaware corporation, United Online Advertising Network, Inc., a Delaware corporation, United Online Communications, Inc., a Delaware Corporation, United Online Web Services, Inc., a Delaware corporation, and UOL Advertising, Inc., a Delaware corporation, and (ii) any Domestic Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture (provided that if a CMC IPO occurs on or prior to the date of this Indenture, notwithstanding the foregoing, CMC and its Subsidiaries shall be Unrestricted Subsidiaries and shall not be Guarantors), and its respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Holder" means a Person in whose name a Note is registered.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, to the extent not otherwise included, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and the Guarantee by the specified Person of any Indebtedness of any other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) deferred or pre-paid revenues; (2) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other underperformed obligations of the respective seller; or (3) obligations under the Acquisition Documents.

        Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "intercompany note" means any promissory note, loan, advance or similar obligation owing by the Company or any Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company.

        "Intermediate Co." means UNOL Intermediate, Inc., a Delaware corporation, and any of its successors.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credits and advances to customers and commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof; provided that this sentence shall not apply to a CMC IPO.

        For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07 hereof:

          (1)   Investments shall include the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary (it being understood that this shall not apply to CMC and its Subsidiaries in the event of a CMC IPO); provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

            (a)   the Company's Investment in such Subsidiary at the time of such redesignation; minus

            (b)   the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer,

        in each case as determined in good faith by the Board of Directors of the Company.

        "Joint Collateral" means the Collateral in respect of which Liens are granted to the Collateral Trustee to secure both the Notes and the Note Guarantees, on the one hand, and the Secured Senior Debt, on the other hand.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, or any lease in the nature thereof.

        "Merger" means the merging of Merger Co. with and into FTD pursuant to and in accordance with the Merger Agreement.

        "Merger Agreement" means that certain agreement and plan of merger, dated as of April 30, 2008, among the Company, FTD and Merger Co., as amended by Amendment No. 1 thereto, dated as of July 16, 2008 (and any renewals or replacements thereof or amendments thereto).

        "Merger Co." means UNOLA Corp., a newly formed Delaware corporation, and any of its successors.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereof.

        "MyPoints" means MyPoints.com, Inc., a Delaware corporation, and any of its successors.

        "Net Proceeds" means:

          (1)   with respect to an Asset Sale, the aggregate amount of cash and Cash Equivalents received as consideration in respect of any Asset Sale received by the Company or any of its Restricted Subsidiaries (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

            (a)   the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets or indemnification obligations relating to such Asset Sale established in accordance with GAAP; and

            (b)   amounts, if any, required to be, and in fact, applied to the prepayment of purchase money Indebtedness or Capital Lease Obligations permitted under this Indenture (other than Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest, if any, of the Trustee in those assets, after giving effect to any provisions in the Collateral Documents as to the relative ranking of security interests;

          (2)   with respect to any Subordinated Debt Issuance, the aggregate amount of cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Subordinated Debt Issuance, net of the direct costs relating to such Subordinated Debt Issuance including, without limitation, legal, accounting and investment banking fees and sales commissions incurred as a result of the Subordinated Debt Issuance; and

          (3)   with respect to any Equity Issuance, the aggregate amount of cash and Cash Equivalents received by the Company in respect of any Equity Issuance, net of the direct costs relating to such Equity Issuance including, without limitation, legal, accounting and investment banking fees and sales commissions incurred as a result of the Equity Issuance.

        "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, which meets the requirements set forth in this Indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirement of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

          (2)   any Investment in cash or Cash Equivalents;

          (3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person or a Person's business, if as a result of such Investment:

            (a)   such Person becomes a Wholly Owned Restricted Subsidiary of the Company or of another Restricted Subsidiary, and such Person becomes a Guarantor; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

          (4)   any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

          (5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6)   any Investments received in compromise or resolution of:

            (a)   obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, workout, reorganization or recapitalization or insolvency of any trade creditor or customer;

            (b)   a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

            (c)   litigation, arbitration or other disputes with Persons who are not Affiliates;

          (7)   Investments represented by Hedging Obligations;

          (8)   repurchases of the Notes;

          (9)   any Guarantee of Indebtedness of the Company or any Restricted Subsidiary of the Company permitted by Sections 4.09 and 4.18 hereof;

          (10) Investments in FTD or any of FTD's Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding (and giving effect to all interest, dividends, distributions, principal or other payments received in respect of such Investments, excluding, for the avoidance of doubt, payments in respect of the Tax Sharing Agreements) not to exceed $20 million;

          (11) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

          (12) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice;

          (13) any transaction to the extent it constitutes an Investment, between the Company or any Restricted Subsidiary and FTD or between the Company or any Restricted Subsidiary and CMC, that is permitted by and made in accordance with clauses (12), (13) and (14) of Section 4.11(b) hereof;

          (14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (15) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, each in the ordinary course of business;

          (16) Investments of a Restricted Subsidiary of the Company acquired after the date of this Indenture or of an entity merged into, amalgamated with, or consolidated with the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (17) Investments in connection with the Merger and the Acquisition Documents, including Investments made to consummate the transactions contemplated by the Acquisition Documents and any payments made as a result of the exercise by stockholders of FTD of dissenter's rights or appraisal rights;

          (18) Investments consisting of pre-paid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

          (19) extensions of credit to customers in the ordinary course of business; and

          (20) Investments in Subsidiaries and joint ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding (and giving effect to all interest, dividends, distributions, principal or other payments received in respect of such Investments, excluding for the avoidance of doubt, payments in respect of the Tax Sharing Agreements) not to exceed $10 million.

        "Permitted Liens" means:

          (1)   Liens to secure any Senior Debt and Guarantor Senior Debt permitted by Section 4.09(a)(1) hereof; provided that such Liens (except for Liens on the Capital Stock, intercompany notes and securities of the Company or any Subsidiary of the Company (other than Liens on the Capital Stock of CMC)) will only be permitted to the extent they are shared on an equal and ratable basis with the Holders of the Notes, and the Company and its Restricted Subsidiaries shall not be under any obligation to provide Liens on the Capital Stock, intercompany notes and securities of any Subsidiary of the Company (other than the Capital Stock of CMC) to the Holders of Notes or the Trustee;

          (2)   Liens in favor of the Company or any of the Guarantors;

          (3)   Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or a Restricted Subsidiary of the Company;

          (4)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

          (5)   Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

          (6)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness;

          (7)   Liens existing on the date of this Indenture;

          (8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9)   Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' Liens, in each case, incurred in the ordinary course of business;

          (10) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

          (12) Liens to secure any Permitted Refinancing Indebtedness; provided, however, that:

            (a)   the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (13) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to assets that do not exceed $3 million at any one time outstanding;

          (14) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

          (15) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignments of goods;

          (16) banker's Liens, rights of setoff and other similar Liens arising out of judgments or awards not constituting an Event of Default;

          (17) Liens on cash, Cash Equivalents or other property arising in connection with defeasance or discharge or redemption of Indebtedness;

          (18) Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

          (19) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (20) grants of software and other technology licenses in the ordinary course of business;

          (21) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; and

          (22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, (a) the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) at least 91 days after the final maturity of the Notes;

          (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or Note Guarantees, as applicable, on terms at least as favorable to the Holders of Notes or Note Guarantees, as applicable, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (or who were obligated to become guarantors of such Indebtedness prior to such renewal, refunding, refinancing, replacement, defeasance or discharge, under the terms of such Indebtedness).

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

        "Pledge Agreement" means the pledge agreement, dated as of the date of the Indenture, by the Company in favor of the Trustee for the benefit of the Holders.

        "Registration Statement" means the registration statement on Form S-4 of the Company, dated as of                        , 2008, registering the Notes.

        "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group or any successor thereof.

        "SEC" means the Securities and Exchange Commission.

        "Secured Senior Debt" means any Senior Debt or Guarantor Senior Debt of the Company or any Guarantor that is secured by Collateral and is incurred under Section 4.09(a) hereof.

        "Secured Senior Debt Collateral" means the assets securing the Secured Senior Debt, which assets do not also secure the Notes and the Note Guarantees.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" means (other than the Notes and the Note Guarantees), one or more debt facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Senior Debt, in each case (i) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (ii) which is not expressly subordinated by its terms to the Notes or the Note Guarantees (for the avoidance of doubt, Senior Debt (a) will not include the Notes or the Note Guarantees and (b) will be pari passu in right of payment with the Notes).

        "Senior Debt Leverage Ratio" means with respect to any specified Person for any date, the ratio of (1) the aggregate outstanding principal amount of Senior Debt on such date to (2) the aggregate amount of Consolidated Adjusted EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Senior Debt Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Senior Debt Leverage Ratio is made (the "Senior Debt Leverage Ratio Calculation Date"), then the Senior Debt Leverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter period. The deposit of up to $50 million with the Trustee following a CMC IPO as required under Section 3.07 hereof shall constitute a repayment of the principal amount of Notes to be redeemed following a CMC IPO for the purposes of this definition.

        For purposes of making the computation of the Senior Debt Leverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter period or subsequent to such four-quarter period and on or prior to the Senior Debt Leverage Ratio Calculation Date, or that are to be made on the Senior Debt Leverage Ratio Calculation Date, will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter period;

          (2)   the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Senior Debt Leverage Ratio Calculation Date, will be excluded;

          (3)   any Person that is a Restricted Subsidiary on the Senior Debt Leverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

          (4)   any Person that is not a Restricted Subsidiary on the Senior Debt Leverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the issuance of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Debt Issuance" means a public or private sale, incurrence or issuance of any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries.

        "Subordinated Indebtedness" means, with respect to the Company or a Guarantor, any Indebtedness (including any Guarantee of Indebtedness) of the Company or such Guarantor that is by its terms subordinated in right of payment to the Notes or any Note Guarantee, as applicable, which shall contain the terms substantially in the form set forth in Exhibit F attached hereto.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Tax Sharing Agreements" means the CMC Tax Sharing Agreement (as and when entered into) and the FTD Tax Sharing Agreement (as and when entered into).

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Total Indebtedness Leverage Ratio" means with respect to any specified Person for any date, the ratio of (1) the aggregate outstanding principal amount of Indebtedness on such date to (2) the aggregate amount of Consolidated Adjusted EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Total Indebtedness Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Total Indebtedness Leverage Ratio is made (the "Total Indebtedness Leverage Ratio Calculation Date"), then the Total Indebtedness Leverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter period. The deposit of up to $50 million with the Trustee following a CMC IPO as required under Section 3.07 hereof shall constitute a repayment of the principal amount of Notes to be redeemed following a CMC IPO for the purposes of this definition.

        For purposes of making the computation of the Total Indebtedness Leverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter period or subsequent to such four-quarter period and on or prior to the Total Indebtedness Leverage Ratio Calculation Date, or that are to be made on the Total Indebtedness Leverage Ratio Calculation Date, will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter period;

          (2)   the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Total Indebtedness Leverage Ratio Calculation Date, will be excluded;

          (3)   any Person that is a Restricted Subsidiary on the Total Indebtedness Leverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

          (4)   any Person that is not a Restricted Subsidiary on the Total Indebtedness Leverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        "Transaction Costs" means the fees, costs and expenses payable by the Company or any of its Restricted Subsidiaries in connection with the transaction contemplated by the Acquisition Documents (including the financings utilized to consummate the Merger).

        "Trustee" means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Subsidiary" means, with respect to any specified Person, any Subsidiary of such specified Person that is designated by the Board of Directors of such specified Person as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is not (except as permitted under Section 4.11 hereof) party to any agreement, contract, arrangement or understanding with such specified Person or any Restricted Subsidiary of such specified Person unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such specified Person or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such specified Person;

          (3)   is a Person with respect to which neither such specified Person nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels of operating results; and

          (4)   is not a Guarantor and does not otherwise directly or indirectly provide credit support for any Indebtedness of such specified Person or any of its Restricted Subsidiaries.

        Based on the foregoing, for the avoidance of doubt, each of Intermediate Co., Merger Co., FTD and their respective subsidiaries will, on the date of the indenture, be "Unrestricted Subsidiaries."

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

        "Working Capital" means current assets (excluding cash and Cash Equivalents) minus current liabilities (excluding Indebtedness that was, at the time incurred, classified as indebtedness in accordance with GAAP), each calculated in accordance with GAAP.

Section 1.02    Other Definitions.

Term	Defined in Section
"Affiliate Transaction"	4.11
"Asset Sale Offer"	4.10
"Asset Sale Payment Date	4.10
"Authentication Order"	2.02
"bankruptcy default"	6.02
"Change of Control Offer"	4.14
"Change of Control Payment Date"	4.14
"Covenant Defeasance"	8.03
"DTC"	2.01
"Debt Repurchase Amount"	4.16
"Debt Repurchase Payment Date"	4.16
"Debt Repurchase Offer"	4.16
"Equity Repurchase Amount"	4.17
"Equity Repurchase Payment Date"	4.16
"Equity Repurchase Offer"	4.17
"Event of Default"	6.01
"Excess Cash Flow Offer"	4.15
"Excess Cash Flow Payment Date"	4.15
"Excess Proceeds"	4.10
"Excess Proceeds Amount"	4.10
"incur"	4.09
"Legal Defeasance"	8.02
"Notes	Preamble
"Optional Amount"	4.15
"Paying Agent"	2.03
"Permitted Debt"	4.09
"Payment Default"	6.01
"Registrar"	2.03
"Required Amount"	4.15
"Restricted Payments"	4.07
"Total Amount"	4.15

Section 1.03    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and in the plural include the singular;

          (5)   "will" shall be interpreted to express a command;

          (6)   provisions apply to successive events and transactions; and

          (7)   references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01    Form and Dating.

        (a)    General.    The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples of $1.00 in excess thereof.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)    Global Notes.    Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02    Execution and Authentication.

        At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03    Registrar, Paying Agent, Depositary and Custodian.

        The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

        (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

          (1)   the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

          (2)   the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

          (3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes.

        Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) hereof.

        (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1)    Transfer and Exchange of Beneficial Interests in the Same Global Note.    Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.    If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(b)(2) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

        (c)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.    A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such

Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and cause the aggregate principal amount of the applicable Global Note to be increased accordingly.

        (d)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(d), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

        (e)    Global Note Legend.    The following legend will appear on the face of all Global Notes issued under this Indenture in substantially the following form, unless specifically stated otherwise in the applicable provisions of this Indenture:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        (f)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (g)    General Provisions Relating to Transfers and Exchanges.

          (1)   To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

          (2)   No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 4.10, 4.14, 4.15, 4.16, 4.17 and 9.05 hereof).

          (3)   The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5)   Neither the Registrar nor the Company will be required:

            (A)  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.01 hereof and ending at the close of business on the day of selection;

            (B)  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

            (C)  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7)   The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Sections 2.09 and 4.14(d) hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07 hereof, such Note, together with the Note Guarantee, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

        If the Company Defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of interest, including any defaulted interest, proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    CUSIP Numbers

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE 3
REDEMPTION

Section 3.01    Selection of Notes to Be Redeemed.

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange or Depositary requirements.

        In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1.00 or whole multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.02    Notice of Redemption.

        At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

        The notice will identify the Notes to be redeemed and will state:

          (1)   the redemption date;

          (2)   the redemption price;

          (3)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4)   the name and address of the Paying Agent;

          (5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6)   that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7)   the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as may be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.03    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.02 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.04    Deposit of Redemption Price.

        One Business Day prior to the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.05    Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.06    Optional Redemption.

        (a)   The Company may redeem all or a part of the Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) upon not less than 30 nor more than 60-days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period ending on                                                 in the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	100%
2010	106%
2011	103%
2012 and thereafter	100%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (b)   If the Company elects to redeem Notes, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

          (1)   the clause of this Indenture pursuant to which the redemption shall occur;

          (2)   the redemption date;

          (3)   the principal amount of Notes to be redeemed; and

          (4)   the redemption price.

        (c)   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.05 hereof.

Section 3.07    Mandatory Redemption.

        (a)   Within one Business Day following consummation of a CMC IPO, the Company shall deposit with the Trustee an amount in cash equal to the lesser of (i) $50 million and (ii) the then outstanding principal amount of Notes plus accrued interest to the date of redemption, and will issue a notice to the Holders of Notes for the redemption of the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be redeemed with respect to such amount deposited, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Such redemption date shall be no later than 45 days following consummation of a CMC IPO. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (b)   Other than as specifically provided in this Section 3.07, any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.05 hereof.

ARTICLE 4
COVENANTS

Section 4.01    Payment of Notes.

        The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03    Reports.

        (a)   The Company shall furnish to the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

        (b)   If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in Section 4.03(a) hereof with the SEC within 15 days after the time periods that would apply if the Company were required to file those reports with the SEC unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in Section 4.03(a) hereof on its website within 15 days after the time periods that would apply if the Company were required to file those reports with the SEC.

        (c)   In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by

Section 4.03(a) and 4.03(b) hereof, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04    Compliance Certificate.

        (a)   The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b)   So long as any of the Notes are outstanding, the Company will deliver to the Trustee, as soon as possible and in any event within 15 Business Days after the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

        The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Note Guarantors to satisfy their obligations under the Notes, the Note Guarantees and this Indenture.

Section 4.06    Stay, Extension and Usury Laws.

        Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness payable to the Company or any of its Wholly Owned Restricted Subsidiaries that is a Guarantor), except a payment of interest or principal at the Stated Maturity thereof; or

          (4)   make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2)   at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately prior to such Restricted Payment, the Company's Total Indebtedness Leverage Ratio is less than 1.0 to 1.0; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (12), (13) and (14) of paragraph (b) of this Section 4.07) is less than the sum, without duplication, of:

            (A)  100% of the Excess Cash Flow of the Company for the period (taken as one accounting period) beginning on the first day of the first month commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if Excess Cash Flow for such period is a deficit, less 100% of such deficit); plus

            (B)  100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

            (C)  to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise cancelled, liquidated or repaid for cash, the initial amount of such Restricted Investment (or if less, the amount of cash received upon repayment or sale); plus

            (D)  to the extent that any Unrestricted Subsidiary of the Company (excluding Intermediate Co., FTD and their respective Subsidiaries and, after a CMC IPO, CMC and its Subsidiaries) designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation or

    (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

            (E)  to the extent of any Restricted Investment made after the date of this Indenture made in an entity that subsequently becomes a Wholly Owned Restricted Subsidiary that is a Guarantor and such Restricted Investment remains outstanding, the aggregate amount of such Restricted Investment; plus

            (F)  $40 million.

        (b)   The provisions of Section 4.07(a) hereof will not prohibit:

          (1)   the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

          (2)   the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for the purpose of clause 3(B) of Section 4.07(a) hereof;

          (3)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (4)   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (5)   so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, stockholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5 million;

          (6)   the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

          (7)   payments required to be made under the Tax Sharing Agreements or other similar tax sharing agreements with any Subsidiary of the Company on terms no less favorable to the Company in any material respect, taken as a whole, than the Tax Sharing Agreements;

          (8)   payments made in connection with the acquisition by the Company of FTD, including, without limitation, payments made concurrently with the issuance of the Notes (including, without limitation, fees and expenses), and payments following the issuance of the Notes, including, without limitation, payments in connection with any appraisal or dissenter's rights exercised by the former stockholders of FTD;

          (9)   payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

          (10) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Sections 4.10 or 4.14 hereof; provided that all Notes tendered by Holders in connection with an Asset Sale Offer or Change of Control Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (11) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments made prior to September 30, 2009 in an aggregate amount not to exceed $20 million since the date of this Indenture; provided that at the time of any such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the end of the most recently ended four full fiscal quarters for which internal financial statements are available immediately prior to such Restricted Payment, the Company's Total Indebtedness Leverage Ratio is greater than 1.0 to 1.0 and less than 1.25 to 1.0;

          (12) cash payments in respect of purchases of options to purchase Capital Stock of the Company acquired substantially concurrently with and in connection with an offering of convertible debt securities of the Company in an amount not to exceed 15% of the gross proceeds to the Company of such convertible debt securities (determined net of concurrent sales of any warrants with respect to (or options to acquire) the Company's Capital Stock) and subsequent acquisitions of Capital Stock by the Company pursuant to the exercise of such options;

          (13) acquisitions of Capital Stock of a Restricted Subsidiary of the Company to the extent such Restricted Subsidiary becomes a Wholly Owned Restricted Subsidiary that is a Guarantor promptly following such acquisition; and

          (14) effective repurchases of restricted stock or restricted stock units from employees for the purposes of satisfying withholding tax obligations.

        (c)   The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For the avoidance of doubt, the distribution of Capital Stock of any Unrestricted Subsidiary (including CMC or any of its Subsidiaries after a CMC IPO) to stockholders of the Company shall constitute a Restricted Payment. If, pursuant to the definition of "Fair Market Value," the Board of Directors is required to determine the Fair Market Value of any assets or securities that are required to be valued by this Section 4.07, such determination by the Board of Directors must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20 million.

Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        (b)   The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements governing Existing Indebtedness and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (2)   this Indenture, the Notes, the Note Guarantees and the Collateral Documents;

          (3)   applicable law, rule, regulation or order;

          (4)   any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of this Indenture;

          (5)   customary nonassignment provisions in contracts and licenses entered into in the ordinary course of business;

          (6)   Indebtedness incurred pursuant to clause (3) of Section 4.09(b) hereof that imposes restrictions on the property purchased, leased, constructed, designed, improved, installed or otherwise financed as described in clause (3) of Section 4.08(a) hereof;

          (7)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

          (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts or imposed by landlords, utilities or other similar entities, entered into in the ordinary course of business;

          (12) agreements governing Indebtedness incurred by the Company or its Restricted Subsidiaries in accordance with this Indenture (other than Subordinated Indebtedness);

          (13) agreements governing Subordinated Indebtedness; provided that such agreements are not materially more restrictive, taken as a whole, with respect to such dividend and other payment or asset transfer restrictions than those contained in this Indenture;

          (14) any Restricted Investment not prohibited by Section 4.07 hereof and any Permitted Investment; and

          (15) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) of Section 4.08(b) hereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        (c)   For purposes of determining compliance with this covenant, the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness incurred by the Company or any such Restricted Subsidiary of the Company shall not be deemed a restriction on the ability to make loans or advances.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that:

          (1)   the Company and the Guarantors may incur Senior Debt or Guarantor Senior Debt (including Acquired Debt) if on the date of such incurrence, after giving effect to such incurrence on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Senior Debt Leverage Ratio is less than 1.5 to 1.0; provided that the Senior Debt and Guarantor Senior Debt incurred pursuant to this clause (1) (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (1)) shall not, without duplication, exceed $60 million at any time outstanding; and

          (2)   the Company and the Guarantors may incur Subordinated Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Subordinated Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred at the beginning of such four-quarter period; provided that (i) Subordinated Indebtedness incurred pursuant to this clause (2) (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Subordinated Indebtedness incurred pursuant to this clause (2)), shall not exceed $100 million at any time outstanding and (ii) the Stated Maturity of such Subordinated Indebtedness with respect to the principal amount thereof shall not in any event be earlier than the 91st day following the final maturity of the Notes.

        (b)   The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   (A) the incurrence by the Company and its Restricted Subsidiaries of up to $5 million of unsecured Indebtedness existing on the date of this Indenture and (B) other Indebtedness existing on the date of this Indenture; provided that Indebtedness incurred under this sub-clause (1)(b) shall be deemed to have been incurred on the day after the date of this Indenture for purposes of this, and subject to compliance with, this Section 4.09;

          (2)   the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture;

          (3)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (which may be within 90 days of the date of acquisition or completion of such design, construction, installation or improvement) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), not to exceed $20 million at any time outstanding;

          (4)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the Net Proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (1), (2) or (4) of this Section 4.09(b);

          (5)   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

            (A)  if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

            (B)  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

          (6)   the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Wholly Owned Restricted Subsidiaries that are Guarantors of shares of preferred stock; provided, however, that:

            (A)  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; and

            (B)  any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor,

  will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (6);

          (7)   the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

          (8)   the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section 4.09; provided that if the other Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

          (9)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of (including the issuance of letters of credit to secure obligations or insurance related thereto) workers' compensation claims or reimbursement type obligations regarding workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance obligations, bankers' acceptances, performance, bid, appeal and surety bonds and completion guarantees in the ordinary course of business, or maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities;

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of additional unsecured Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11), not to exceed $15 million;

          (12) the Guarantee by any Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of another Restricted Subsidiary of the Company that is not a Guarantor;

          (13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of the financing of insurance premiums; and

          (14) the incurrence of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the Merger or any other acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition.

        For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment in respect of Indebtedness is included in the Consolidated Interest Expense of the Company as accrued.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (A)  the Fair Market Value of such assets at the date of determination; and

            (B)  the amount of the Indebtedness of the other Person.

Section 4.10    Asset Sales.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); and

          (2)   (a) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided that the amount of:

              (i)    any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability; or

              (ii)   any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days following the receipt thereof, to the extent of the cash received in that conversion, shall be deemed to be Cash Equivalents for the purposes of this provision; or

            (b)   with respect to any Asset Sale that involves the issuance or transfer (including in any merger or consolidation) of Capital Stock of a Restricted Subsidiary, the consideration received therefor is in the form of (i) Capital Stock of another Person, or (ii) cash or Cash Equivalents, and any combination thereof, and, after giving effect to any such acquisition of Capital Stock, such other Person (A) is or becomes a Wholly Owned Restricted Subsidiary of (x) the Company or (y) a Restricted Subsidiary of the Company that is a Guarantor, and (B) is or becomes a Guarantor.

        (b)   Any Net Proceeds from Asset Sales that are not in the form provided in clause (2)(b)(i) of Section 4.10(a) hereof will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will, within 15 days thereof, make an offer (an "Asset Sale Offer") to all Holders of Notes to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of the Excess Proceeds in an amount equal to:

          (1)   the Excess Proceeds, multiplied by

          (2)   a fraction (a) the numerator of which is equal to the outstanding principal amount of the Notes and (b) the denominator of which is equal to the outstanding principal amount of Notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Asset Sale Offer (such product, the "Excess Proceeds Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of the Holders on the relevant record date to receive interest due on the relevant interest payment date. If an Asset Sale Offer is required to be made, the Company will send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to repurchase Notes on the payment date specified in the notice (an "Asset Sale Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1)   that the Asset Sale Offer is being made pursuant to this Section 4.10;

          (2)   the purchase price and the Asset Sale Payment Date;

          (3)   that any Note not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1.00 only;

          (6)   that Holders electing to have any Notes purchased pursuant to an Asset Sale Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the expiration date of the Asset Sale Offer;

          (7)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the expiration date of the Asset Sale Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

          (8)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (9)   that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules; and

          (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Notes.

        (c)   On the Asset Sale Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered (up to the Excess Proceeds Amount) pursuant to the Asset Sale Offer;

          (2)   deposit with the Paying Agent an amount for the payment of all Notes or portions of Notes properly tendered (up to the Excess Proceeds Amount plus accrued and unpaid interest on the Notes so accepted) pursuant to the Asset Sale Offer; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        If the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        The Paying Agent will promptly (but in any case no later than five days after the Asset Sale Payment Date) mail to each Holder of Notes properly tendered and accepted for payment in the Asset Sale Offer payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Asset Sale Offer within 90 days after the Asset Sale Payment Date.

        (d)   If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. In addition, if holders of Secured Senior Debt and other pari passu Indebtedness do not accept any such offers, the Company may use such amounts for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        (e)   The Company will not be required to make an Asset Sale Offer if notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a Default in payment of the applicable redemption price.

        (f)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11    Transactions with Affiliates.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, involving consideration in excess of $1 million (each, an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Company delivers to the Trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        (b)   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

          (1)   any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments or issuances of Equity Interests pursuant thereto;

          (2)   transactions between or among the Company and/or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

          (5)   Restricted Payments that do not violate Section 4.07 hereof and Permitted Investments;

          (6)   loans or advances to employees in the ordinary course of business not to exceed $5 million in the aggregate at any one time outstanding;

          (7)   the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

          (8)   the Tax Sharing Agreements or other similar tax sharing agreements of the Company entered into with any Subsidiary of the Company on terms no less favorable to the Company in any material respect, taken as a whole, than the Tax Sharing Agreements and all payments required to be made under the Tax Sharing Agreements (and such other similar agreements);

          (9)   transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a) hereof;

          (10) any agreement or transaction to which the Company or a Restricted Subsidiary of the Company is a party described in the Company's filings with the SEC under Section 13 or 15(d) of the Exchange Act as of the date of this Indenture, and any renewals or replacements thereof or amendments thereto so long as the terms of such agreement, together with such renewals, replacements or amendments, are not less favorable to the Company or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to such agreement as in effect on the date of this Indenture;

          (11) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of the Acquisition Documents;

          (12) agreements and transactions with customers, clients, suppliers, purchasers or sellers of goods or services of the Company or any of its Restricted Subsidiaries, in each case (a) in the ordinary course of business and (b) in compliance with clause (1) or clause (2)(a) of Section 4.11(a) hereof, as applicable;

          (13) any agreement or transaction between the Company or any of its Restricted Subsidiaries and (a) a joint venture of either the Company or a Restricted Subsidiary of the Company or (b) an Unrestricted Subsidiary of the Company (including FTD, Intermediate Co. and their respective Subsidiaries and, upon the consummation of a CMC IPO, CMC or any of its Subsidiaries), in each case on terms (i) that are not less favorable to the Company and its Restricted Subsidiaries, taken as a whole, in any material respect, as compared to the terms contained in the forms of agreements filed as exhibits to the Form S-1 of CMC filed with the SEC on or prior to the date of the Merger Agreement (without regard to dates or durational limitations set forth in such forms of agreements) or (ii) that involve the provision of services by the Company or any of its Restricted Subsidiaries at or above any out-of-pocket cost of such agreement or transaction incurred by the Company or any such Restricted Subsidiary, as applicable, including an allocation of any applicable departmental and other overhead costs (x) in a manner reasonably consistent with the Company's historical segment reporting practices or (y) as otherwise reasonably determined by the Board of Directors of the Company;

          (14) marketing, advertising and cross-promotional arrangements (including, without limitation, arrangements regarding the promotion and sale of the products and services of the Company or any of its Subsidiaries) provided by (a) the Company and any of its Restricted Subsidiaries to any Unrestricted Subsidiaries at or above any out-of-pocket cost of such arrangements incurred by the Company or any such Restricted Subsidiary, as applicable, including an allocation of any applicable departmental and other overhead costs of the Company and its Restricted Subsidiaries, or (b) any Unrestricted Subsidiary to the Company or any Restricted Subsidiary at or below Fair Market Value of such arrangements, in each case (i) in a manner reasonably consistent with the Company's historical segment reporting practices or (ii) as otherwise reasonably determined by the Board of Directors of the Company; and

          (15) the issuance of Equity Interests of CMC in accordance with clause (8)(b) of the second paragraph of the definition of "Asset Sale."

Section 4.12    Liens.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13    Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1)   its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

          (2)   the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to satisfy its obligations under the Notes and this Indenture; provided further that this Section 4.13 shall not prohibit any transaction otherwise permitted by Section 4.10 or Section 5.01 hereof.

Section 4.14    Offer to Repurchase Upon Change of Control.

        (a)   Upon the occurrence of a Change of Control, the Company will make an offer to each Holder to purchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder's Notes for an amount in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Offer"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to repurchase Notes on the payment date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Notwithstanding anything to the contrary in this Section 4.14, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. The notice, which will govern the terms of the Change of Control Offer, will state:

          (1)   the nature of the transaction or transactions that constitute the Change of Control;

          (2)   that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment (unless the notice is conditional and the Change of Control does not occur);

          (3)   the purchase price and the Change of Control Payment Date;

          (4)   that any Note not tendered will continue to accrue interest;

          (5)   that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (6)   that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of $1.00 only;

          (7)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the expiration date of the Change of Control Offer;

          (8)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

          (9)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

          (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Notes.

        (b)   On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent an amount for the payment of all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

        The Paying Agent will promptly (but in any case no later than five days after the Change of Control Payment Date) mail to each Holder of Notes properly tendered and accepted for payment in the Change of Control Offer payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer within 90 days after the Change of Control Payment Date. The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

        (c)   The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof unless and until there is a Default in payment of the applicable redemption price.

        (d)   Notes purchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

        (e)   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

Section 4.15    Excess Cash Flow Offer.

        (a)   If the Excess Cash Flow of the Company for any Excess Cash Flow Period is greater than zero, the Company will make an offer (an "Excess Cash Flow Offer") to all Holders of Notes to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of such Excess Cash Flow for such Excess Cash Flow Period, for an amount in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date; provided that the maximum principal amount of Notes required to be purchased in such Excess Cash Flow Offer (the "Required Amount") shall be (i) for the Excess Cash Flow Period ending on September 30, 2009, the lesser of (A) $20 million and (B) the amount of Excess Cash Flow for such Excess Cash Flow Period, and (ii) for any Excess Cash Flow Period ending after September 30, 2009, the lesser of (A) $10 million and (B) the amount of Excess Cash Flow for such Excess Cash Flow Period; provided, further, that the Company may, in its sole discretion, increase the amount of any such Excess Cash Flow Offer (the amount of such increase, the "Optional Amount," and together with the Required Amount, the "Total Amount"). If an Excess Cash Flow Offer is required to be made, the Company will send, by first-class mail, a notice to each Holder, with a copy to the Trustee (x) on or before May 15 following any Excess Cash Flow Period ending on March 31 of the same year, and (y) on or before November 15 following any Excess Cash Flow Period ending on September 30 of the same year, offering to repurchase Notes on the payment date specified in the notice (the "Excess Cash Flow Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice, which will govern the terms of the Excess Cash Flow Offer, will state:

          (1)   that the Excess Cash Flow Offer is being made pursuant to this Section 4.15;

          (2)   the purchase price and the Excess Cash Flow Payment Date;

          (3)   that any Note not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the Excess Cash Flow Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer may elect to have Notes purchased in integral multiples of $1.00 only;

          (6)   that Holders electing to have any Notes purchased pursuant to a Excess Cash Flow Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the expiration date of the Excess Cash Flow Offer;

          (7)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the expiration date of the Excess Cash Flow Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

          (8)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (9)   that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Total Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules; and

          (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Notes.

        (b)   On the Excess Cash Flow Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered (up to the Total Amount) pursuant to the Excess Cash Flow Offer;

          (2)   deposit with the Paying Agent an amount for the payment of all Notes or portions of Notes properly tendered (up to the Total Amount plus accrued and unpaid interest on the Notes so accepted) pursuant to the Excess Cash Flow Offer; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        If the Excess Cash Flow Offer Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no interest will be payable to Holders who tender Notes pursuant to the Excess Cash Flow Offer.

        The Paying Agent will promptly (but in any case no later than five days after the Excess Cash Flow Payment Date) mail to each Holder of Notes properly tendered and accepted for payment in the Excess Cash Flow Offer payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Excess Cash Flow Offer within 90 days after the related Excess Cash Flow Payment Date.

        (c)   If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, the Company may use that Excess Cash Flow for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Total Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules.

        (d)   The Company will not be required to make an Excess Cash Flow Offer if notice of redemption has been given pursuant to Section 3.07 hereof unless and until there is a Default in payment of the applicable redemption price.

        (e)   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

Section 4.16    Subordinated Debt Issuance Proceeds Offers.

        (a)   Within 90 days following consummation of any Subordinated Debt Issuance, the Company (or the applicable Guarantor, as the case may be) may apply the Net Proceeds from such Subordinated Debt Issuance to acquire all or substantially all of the assets of, or any Capital Stock of, a Person, if, after giving effect to any such acquisition of Capital Stock, the Person is or becomes a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor.

        (b)   Within 95 days following the consummation of such Subordinated Debt Issuance, the Company will make an offer (a "Debt Repurchase Offer") to all Holders to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of any Net Proceeds of such Subordinated Debt Issuance remaining after the acquisitions permitted by Section 4.16(a) hereof in an amount equal to:

          (1)   the Net Proceeds, multiplied by

          (2)   a fraction (a) the numerator of which is equal to the outstanding principal amount of the Notes and (b) the denominator of which is equal to the outstanding principal amount of Notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Subordinated Debt Issuance (such product, the "Debt Repurchase Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the Holders on the relevant record date to receive interest due on the relevant interest payment date. If a Debt Repurchase Offer is required to be made, the Company will send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to repurchase Notes on the payment date specified in the notice (a "Debt Repurchase Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice, which will govern the terms of the Debt Repurchase Offer, will state:

          (1)   that the Debt Repurchase Offer is being made pursuant to this Section 4.16;

          (2)   the purchase price and the Debt Repurchase Payment Date;

          (3)   that any Note not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Debt Repurchase Offer will cease to accrue interest after the Debt Repurchase Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to a Debt Repurchase Offer may elect to have Notes purchased in integral multiples of $1.00 only;

          (6)   that Holders electing to have any Notes purchased pursuant to a Debt Repurchase Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the expiration date of the Debt Repurchase Offer;

          (7)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the expiration date of the Debt Repurchase Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

          (8)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (9)   that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Debt Repurchase Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules; and

          (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Notes.

        (c)   On the Debt Repurchase Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered (up to the Debt Repurchase Amount) pursuant to the Debt Repurchase Offer;

          (2)   deposit with the Paying Agent an amount for the payment of all Notes or portions of Notes properly tendered (up to the Debt Repurchase Amount plus accrued and unpaid interest on the Notes so accepted) pursuant to the Debt Repurchase Offer; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        If the Debt Repurchase Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no interest will be payable to Holders who tender Notes pursuant to the Debt Repurchase Offer.

        The Paying Agent will promptly (but in any case no later than five days after the Debt Repurchase Payment Date) mail to each Holder of Notes properly tendered and accepted for payment in the Debt Repurchase Offer payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Debt Repurchase Offer within 90 days after the Debt Repurchase Payment Date.

        (d)   If any Net Proceeds remain after consummation of a Debt Repurchase Offer, the Company may use those Net Proceeds for any purpose not otherwise prohibited by this Indenture. In addition, if holders of Secured Senior Debt or other pari passu Indebtedness do not accept any such offers, the Company may use such amounts for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Debt Repurchase Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules. Upon completion of each Debt Repurchase Offer, the amount of Net Proceeds with respect to Subordinated Debt Issuances will be reset at zero.

        (e)   The Company will not be required to make a Debt Repurchase Offer if notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a Default in payment of the applicable redemption price.

        (f)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Debt Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.

Section 4.17    Equity Issuance Proceeds Offers.

        (a)   Within 90 days following consummation of any Equity Issuance, the Company may apply the Net Proceeds from such Equity Issuance:

          (1)   to acquire all or substantially all of the assets, or any Capital Stock, of a Person, if, after giving effect to any such acquisition of Capital Stock, the Person is or becomes a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; or

          (2)   to acquire other assets that are not classified as current assets under GAAP; provided that such assets must be held by a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor.

        (b)   Within 95 days following the consummation of such Equity Issuance, the Company will make an offer (an "Equity Repurchase Offer") to all Holders to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of 50% of any Net Proceeds of such Equity Issuance remaining after the acquisitions permitted by Section 4.17(a) hereof in an amount equal to:

          (1)   50% of the Net Proceeds remaining after such acquisitions permitted by Section 4.17(a) hereof, multiplied by

          (2)   a fraction (a) the numerator of which is equal to the outstanding principal amount of the Notes and (b) the denominator of which is equal to the outstanding principal amount of Notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed, pre-paid or tendered for in connection with the Equity Issuance (such product, the "Equity Repurchase Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the Holders on the relevant record date to receive interest due on the relevant interest payment date. If an Equity Repurchase Offer is required to be made, the Company will send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to repurchase Notes on the payment date specified in the notice (an "Equity Repurchase Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice, which will govern the terms of the Equity Repurchase Offer, will state:

          (1)   that the Equity Repurchase Offer is being made pursuant to this Section 4.17;

          (2)   the purchase price and the Equity Repurchase Payment Date;

          (3)   that any Note not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Equity Repurchase Offer will cease to accrue interest after the Equity Repurchase Payment Date;

          (5)   that Holders electing to have a Note purchased pursuant to an Equity Repurchase Offer may elect to have Notes purchased in integral multiples of $1.00 only;

          (6)   that Holders electing to have any Notes purchased pursuant to a Equity Repurchase Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the expiration date of the Equity Repurchase Offer;

          (7)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the expiration date of the Equity Repurchase Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

          (8)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (9)   that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Equity Repurchase Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules; and

          (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Notes.

        (c)   On the Equity Repurchase Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered (up to the Equity Repurchase Amount) pursuant to the Equity Repurchase Offer;

          (2)   deposit with the Paying Agent an amount for the payment of all Notes or portions of Notes properly tendered (up to the Equity Repurchase Amount plus accrued and unpaid interest on the Notes so accepted) pursuant to the Equity Repurchase Offer; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        If the Equity Repurchase Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no interest will be payable to Holders who tender Notes pursuant to the Equity Repurchase Offer.

        The Paying Agent will promptly (but in any case no later than five days after the Equity Repurchase Payment Date) mail to each Holder of Notes properly tendered and accepted for payment in the Equity Repurchase Offer payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Equity Repurchase Offer within 90 days after the Equity Repurchase Payment Date.

        (d)   If any Net Proceeds remain after consummation of an Equity Repurchase Offer, the Company may use those Net Proceeds for any purpose not otherwise prohibited by this Indenture. In addition, if holders of Secured Senior Debt or other pari passu Indebtedness do not accept any such offers, the Company may use such amounts for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Equity Repurchase Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1.00, or integral multiples thereof, will be purchased), or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules. Upon completion of each Equity Repurchase Offer, the amount of Net Proceeds with respect to Equity Issuances will be reset at zero.

        (e)   The Company will not be required to make an Equity Repurchase Offer if notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a Default in payment of the applicable redemption price.

        (f)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Equity Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.17 by virtue of such compliance.

Section 4.18    Additional Note Guarantees.

        If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then the Company will cause that newly acquired or created Domestic Subsidiary to (i) execute and deliver to the Trustee a Note Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Domestic Subsidiary will guarantee payment of the Notes and (ii) deliver an Opinion of Counsel to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary enforceable in accordance with its terms (subject to customary exceptions). The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. Each Note Guarantee shall be released as and when contemplated by Section 11.05 hereof.

Section 4.19    Designation of Restricted and Unrestricted Subsidiaries.

        (a)   On the date of this Indenture, Intermediate Co., Merger Co., FTD and their respective Subsidiaries are Unrestricted Subsidiaries, without designation. CMC and its Subsidiaries shall automatically become Unrestricted Subsidiaries, without designation, upon consummation of a CMC IPO. Except in connection with a CMC IPO, CMC, Classmates and MyPoints shall not be designated as Unrestricted Subsidiaries.

        (b)   Except as otherwise limited by Section 4.19(a), the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company (for the avoidance of doubt, this provision will not apply to CMC or its Subsidiaries upon a CMC IPO, Intermediate Co., Merger Co., FTD or their respective Subsidiaries). Designation as an Unrestricted Subsidiary will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. The Company and its Restricted Subsidiaries shall cause their Unrestricted Subsidiaries to meet the requirements of the definition of "Unrestricted Subsidiary." Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of an "Unrestricted Subsidiary," it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in Default of such covenant; provided that this sentence will not apply to CMC and its Subsidiaries upon a CMC IPO, Intermediate Co., Merger Co., FTD and their respective Subsidiaries. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable period and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20    FTD and CMC Taxes.

        The Company shall cause FTD and, following a CMC IPO, CMC, to pay timely to either (i) the relevant tax authority or (ii) the Company or the relevant Restricted Subsidiary, as the case may be, all amounts required to be paid under the Tax Sharing Agreements.

ARTICLE 5
SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

        The Company will not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either:

            (A)  the Company is the surviving Person or

            (B)  the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists; and

          (4)   the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Consolidated Interest Coverage Ratio equal to or greater than 2.0 to 1.0.

        This Section 5.01 will not apply to:

          (1)   any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Wholly Owned Restricted Subsidiaries that are Guarantors; or

          (2)   except for clauses (1) and (2) of the first paragraph of this Section 5.01, a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

Section 5.02    Successor Person Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a sale of less than all of its assets.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

        Each of the following is an "Event of Default":

          (1)   default for 30 days in the payment when due of interest on the Notes;

          (2)   default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

          (3)   failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.07, 4.14, 4.15, 4.16, 4.17 or 5.01 hereof;

          (4)   failure by the Company or any of its Restricted Subsidiaries for 10 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.10 hereof;

          (5)   failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.07 or 4.09 hereof;

          (6)   failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Collateral Documents;

          (7)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the

  Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

            (a)   is caused by a failure to pay principal at final maturity thereof (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $10 million or its foreign currency equivalent;

          (8)   failure by the Company or any of its Significant Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10 million or its foreign currency equivalent (net of any amount covered by enforceable insurance policies carried by solvent carriers), which judgments are not paid, discharged, waived or stayed for a period of 60 days;

          (9)   any security interest with respect to Collateral created by the Collateral Documents shall cease to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents), or shall cease to give the Trustee (or Collateral Trustee, if applicable) for the benefit of the Holders of the Notes, the security interests, rights, powers and privileges purported to be created and granted under the Collateral Documents (including a perfected first priority (subject to Permitted Liens) security interest in all of the Collateral thereunder (except as otherwise provided in this Indenture or the Collateral Documents)) in favor of the Trustee (or Collateral Trustee, if applicable) or shall be asserted by the Company or any of its Restricted Subsidiaries not to be a valid, perfected, first priority (except as otherwise provided in this Indenture or the Collateral Documents and subject to Permitted Liens) security interest in the Collateral covered thereby;

          (10) except as permitted by this Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

          (11) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

            (A)  commences a voluntary case;

            (B)  consents to the entry of an order for relief against it in an involuntary case;

            (C)  consents to the appointment of a custodian of it or for all or substantially all of its property and assets; or

            (D)  makes a general assignment for the benefit of its creditors; or

          (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

            (B)  appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

            (C)  orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

  and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02    Acceleration.

        In the case of an Event of Default specified in clause (11) or (12) of Section 6.01 hereof (a "bankruptcy default"), with respect to the Company or, prior to a CMC IPO, CMC, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

        The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        Except as provided in Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1)   such Holder gives to the Trustee written notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5)   during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:     to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

          Third:     to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01    Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

          (2)   the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

        (e)   No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

        (a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

        (f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Reports by Trustee to Holders of the Notes.

        (a)   Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

        (b)   A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

        (a)   The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        (b)   The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the

Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

        (c)   The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

        (d)   To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

        (e)   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or (12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        (f)    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08    Replacement of Trustee.

        (a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b)   The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10 hereof;

          (2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3)   a custodian or public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        (c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        (d)   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

        This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11    Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due solely from the trust referred to in Section 8.04 hereof;

          (2)   the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

          (4)   this Article 8.

        The Collateral will be released from the Liens securing the Notes as provided under the Collateral Documents upon Legal Defeasance in accordance with the provisions in this Article 8.

        Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes and each Guarantor's obligations under its Note Guarantee on and after the date the applicable conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(10) hereof will not constitute Events of Default.

        The Collateral will be released from the Liens securing the Notes as provided under the Collateral Documents upon Covenant Defeasance in accordance with the provisions in this Article 8.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the redemption date selected by the Company, as the case may be (and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date);

          (2)   in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel which opinion may be subject to customary qualifications confirming that:

            (A)  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (B)  since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel which opinion may be subject to customary qualifications confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Guarantors is a party or by which the Company or any of its Guarantors is bound (other than with respect to the borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

          (6)   the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (7)   the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Documents without the consent of any Holder of Notes:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor pursuant to Article 5 or Article 11 hereof;

          (4)   to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6)   to conform the text of this Indenture, the Note Guarantees, the Collateral Documents or the Notes to any provision of the Description of Notes in the Registration Statement, to the extent that such provision in that Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Collateral Documents or the Notes, which intent shall be evidenced by an Officers' Certificate to that effect;

          (7)   to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

          (8)   to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture in accordance with the terms of this Indenture;

          (9)   to enter into additional or supplemental Collateral Documents;

          (10) to release Collateral in accordance with the terms of this Indenture and the Collateral Documents;

          (11) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred to the Company; or

          (12) to make any other change not specified in clauses (1) through (11) of this Section 9.01 that do not adversely affect the rights of any Holder of Notes.

        In addition, the Trustee and the Collateral Trustee may, without the consent of any Holder of Notes, execute any Collateral Documents not inconsistent with the terms of this Indenture on behalf of the Holders of Notes.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10, 4.14, 4.15, 4.16 and 4.17 hereof) and the Notes, the Note Guarantees and the Collateral Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

        It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 4.10, 4.14, 4.15, 4.16 and 4.17 hereof);

          (3)   reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any Note payable in money other than that stated in the Notes;

          (6)   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

          (7)   waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10, 4.14, 4.15, 4.16 and 4.17 hereof);

          (8)   release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (9)   release all or substantially all of the Collateral except in accordance with this Indenture and Collateral Documents; or

          (10) make any change in the preceding amendment and waiver provisions.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04    Effect of Consents; Record Dates.

        Until an amendment, supplement or waiver becomes effective (as determined by the Company, which may be prior to any amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective (as determined by the Company, which may be prior to any amendment, supplement or waiver becoming operative).

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.05    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01    Pledge Agreement; Equal and Ratable Liens.

        (a)   The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured by a first priority pledge of the Capital Stock of CMC owned by the Company or any Subsidiary of the Company as provided in the Pledge Agreement which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit C hereto. Any transfer of CMC Capital Stock by the Company to any Subsidiary of the Company shall be subject to such pledge, and the Company shall cause any such transferee to enter into a pledge agreement in substantially the form attached to this Indenture as Exhibit C. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

        (b)   At such time as the Company or any Guarantor incurs any Secured Senior Debt, (i) the Trustee will assign its rights under the Pledge Agreement to the Collateral Trustee pursuant to the Assignment of Pledge attached hereto as Exhibit D, (ii) the Secured Senior Debt will be secured equally and ratably with the Obligations under the Notes and the Note Guarantees with a first priority pledge of the Capital Stock of CMC owned by the Company or any Subsidiary of the Company, (iii) the Obligations under the Notes and the Note Guarantees will also be secured, together with any Secured Senior Debt of the Company, equally and ratably by first priority Liens on the Collateral granted to the Collateral Trustee for the benefit of the holders of the Secured Senior Debt (and the Note Guarantees of any Guarantor granting Liens on Collateral to secure such Guarantor's obligations in respect of Secured Senior Debt will be secured equally and ratably by first priority Liens on such Collateral), subject to Permitted Liens and excluding (A) Liens in respect of the Capital Stock of any Subsidiary of the Company other than CMC and (B) Liens in respect of intercompany notes of CMC, the Company or any other Subsidiary of the Company, in each case as provided in the Collateral Documents, and (iv) the Company, the Guarantors granting Liens on Collateral, the Trustee and the Collateral Trustee will enter into the Collateral Trust Agreement and additional Collateral Documents containing the terms set forth in Section 10.02.

Section 10.02    Execution of Collateral Documents.

        The Trustee shall execute all Collateral Documents requested by the Company if such Collateral Documents collectively provide for (i) an equal and ratable first priority Lien (subject to Permitted Liens) on the Joint Collateral to secure the payment and performance when due of all of the Obligations of the Company and the Guarantors granting such Liens under the Secured Senior Debt, this Indenture, the Notes and the Note Guarantees, (ii) allocation of the proceeds of the Joint Collateral on an equal and ratable basis in accordance with the outstanding principal amounts of the Notes and the Secured Senior Debt (including letters of credit, but subject to payment of expenses of collection and of other Collateral maintenance and enforcement costs), (iii) all instructions with respect to enforcement of remedies in respect of the Capital Stock of CMC owned by the Company or any Subsidiary of the Company and, except as provided below or as otherwise provided in this Indenture, any release of the Liens thereon to be provided by the Holders of more than 50% of the outstanding principal amount of the Notes, (iv) all required instructions with respect to all Joint Collateral other than the Capital Stock of CMC (including, without limitation, in connection with the enforcement of remedies with respect thereto or any release of the Liens thereon) to be provided by the holders of more than 50% of the outstanding principal amount of the Secured Senior Debt (including unfunded commitments that remain in effect) or the representatives thereof, or as otherwise specified in documents governing Secured Senior Debt, (v) no limitations on the ability of the Trustee to accelerate the Notes or the Note Guarantees or on the ability of the Collateral Trustee to exercise remedies against the Capital Stock of CMC owned by the Company or any Subsidiary of the Company on behalf of the Holders of Notes or the Trustee (in each case, following the occurrence and during the continuance of an Event of Default and in accordance with this Indenture), and (vi) no limitations on the ability of the holders of the Secured Senior Debt (or representatives thereof) to accelerate the Secured Senior Debt or on the ability of the Collateral Trustee to exercise remedies against the other

Joint Collateral following the occurrence and during the continuance of an event of default under the Secured Senior Debt in accordance with the documentation in respect of the Secured Senior Debt. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of any Collateral Documents that provide for the foregoing, as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into agreements with the Collateral Trustee in respect of such Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

Section 10.03    Delivery of Documents; Taking of Actions under Collateral Documents.

        The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder and under the Note Guarantees, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee or, following the incurrence of Secured Senior Debt, the Collateral Trustee for the benefit of the Holders of Notes and the holders of Secured Senior Debt, subject to no Liens other than Permitted Liens.

Section 10.04    Recording and Opinions.

        (a)   The Company will, to the extent required under the TIA, furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel, either:

          (1)   stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Collateral, the details of such action; or

          (2)   stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

        (b)   The Company will, to the extent required under the TIA, furnish to the Trustee substantially concurrently with the execution and delivery of the Collateral Documents an Opinion of Counsel, either:

          (1)   stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

          (2)   stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

        (c)   The Company will furnish to the Collateral Trustee (if one exists at such time) and the Trustee within 90 days after each one-year anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, either:

          (1)   stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and, if applicable, the other Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given; or

          (2)   stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

        (d)   The Company will otherwise comply with the provisions of TIA §314(b).

Section 10.05    Release of Collateral; Termination of Security Interest.

        (a)   The Liens upon the Collateral shall no longer secure the Notes outstanding under this Indenture, the Note Guarantees or any other Obligations under this Indenture or the Note Guarantees, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of such Liens shall terminate and be discharged without any act by or notice to the Holders of Notes other than with respect to clause (5) below:

          (1)   upon satisfaction and discharge of this Indenture as set forth under Article 12 hereof;

          (2)   if, and to the extent, the Capital Stock of CMC owned by the Company or any Subsidiary of the Company is sold, conveyed or disposed of in accordance with the terms of this Indenture (including, without limitation, in a CMC IPO);

          (3)   with respect to Collateral other than Capital Stock of CMC owned by the Company, (i) in the event the holders of Secured Senior Debt release their Lien on such Collateral or the Secured Senior Debt is paid in full, (ii) as provided in the Collateral Documents relating to such Collateral or the agreements governing such Secured Senior Debt or (iii) upon the sale, conveyance or disposition of such Collateral to a Person other than the Company or a Guarantor in accordance with the terms of this Indenture;

          (4)   upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 hereof; or

          (5)   in whole or in part, with the consent of Holders of the requisite percentage of Notes in accordance with Article 9 hereof.

        (b)   Upon the request of the Company pursuant to an Officers' Certificate certifying that one or more of the events described in Section 10.05(a) has occurred (at the sole cost and expense of the Company), the Trustee or, following the incurrence of Secured Senior Debt, the Collateral Trustee will release any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents and shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any such Collateral.

        (c)   No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the certificate required by Section 10.05(e) has been delivered to the Trustee or, following the incurrence of Secured Senior Debt, the Collateral Trustee.

        (d)   At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Company and the Collateral Trustee (if one exists at such time), no release of the Capital Stock of CMC pursuant to the provisions of the Pledge Agreement will be effective as against the Holders of Notes.

        (e)   The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and, following the incurrence of Secured Senior Debt, the Collateral Trustee in the exercise of reasonable care.

Section 10.06    Certificates of the Company.

        The Company will furnish to the Trustee and, following the incurrence of Secured Senior Debt, the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

          (1)   all documents required by TIA §314(d); and

          (2)   an Opinion of Counsel, which opinion may be subject to customary qualifications, to the effect that such accompanying documents constitute all documents required by TIA §314(d).

        The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.07    Certificates of the Trustee.

        In the event that the Company wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.05 and 10.06 hereof, the Trustee will, based on the Opinion of Counsel delivered pursuant to Section 10.06(2) hereof, deliver a certificate to the Collateral Trustee (if one exists at such time) setting forth such determination.

Section 10.08    Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

        Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee (if one exists at such time) to, take all actions it deems necessary or appropriate in order to:

          (1)   enforce any of the terms of the Collateral Documents; and

          (2)   collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

        The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.09    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

        The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

ARTICLE 11
NOTE GUARANTEES

Section 11.01    Guarantee.

        (a)   Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1)   the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2)   in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        (b)   The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        (c)   If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

        (d)   Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02    Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03    Execution and Delivery of Note Guarantee.

        To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

        Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee or the Notes.

        If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

        In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.04    Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 11.05 hereof, a Guarantor will not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

          (1)   immediately after such transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture and appropriate Collateral Documents pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee; or

            (b)   the transaction is otherwise permitted by this Indenture.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture and by the other agreements assuming the Guarantor's obligations, if any, under the Collateral Documents, executed and delivered to the Trustee and satisfactory in form to the Trustee, and the due and punctual performance of all of the covenants and conditions of this Indenture and the Collateral Documents to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        Nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor. Upon any such consolidation or merger, the Note Guarantee of the Guarantor that does not survive the consolidation, merger or sale shall no longer be of any force or effect.

Section 11.05    Releases.

        (a)   In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation), in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company that is a Guarantor, then the such Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that such sale or other disposition is permitted by this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company or a Restricted Subsidiary in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        (b)   In the event of any sale or other disposition of the Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, then such Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that (i) such sale or other disposition is otherwise permitted by this Indenture and (ii) such Guarantor ceases to be a Restricted Subsidiary upon completion of such sale or disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company or a Restricted Subsidiary in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        (c)   Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or, in the case of CMC and its Subsidiaries, upon consummation of a CMC IPO, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

        (d)   Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

        Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01    Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1)   either:

            (a)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

            (b)   all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2)   in respect of clause 1(b) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied to make the deposit required to effect such satisfaction and discharge and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

          (3)   the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4)   the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. The Liens securing the Notes and the Note Guarantees will be released without any act by or notice to the Holders of the Notes upon the consummation of satisfaction and discharge in accordance with this Article 12.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02    Application of Trust Money.

        Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02    Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

    If to the Company and/or any Guarantor:

    United Online, Inc.
    21301 Burbank Boulevard
    Woodland Hills, CA 91367
    Facsimile: (818) 287-3110
    Attention: General Counsel

    With a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    300 South Grand Avenue, Suite 3400
    Los Angeles, CA 90071
    Facsimile: (213) 687-5600
    Attention: David C. Reamer

    If to the Trustee:

    U.S. Bank National Association
    EP-MN-WS3C
    60 Livingston Avenue
    St. Paul, MN 55107-1419
    Facsimile No.: (651) 495-8097
    Attention: Corporate Trust Services

        The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage pre-paid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03    Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

Section 13.06    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07    No Personal Liability of Directors, Officers, Employees and Stockholders.

        No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08    Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10    Successors.

        All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11    Severability.

        In case any provision in this Indenture or in the Notes or in the Note Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12    Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

        [Signatures on following page]

SIGNATURES

Dated as of , 2008
THE COMPANY:
United Online, Inc.
By:

Name: Title:
THE GUARANTORS:
Classmates International, Inc.
By:

Name: Title:
Classmates Media Corporation
By:

Name: Title:
Classmates Online, Inc.
By:

Name: Title:
Classmates Yearbooks, Inc.
By:

Name: Title:
FreeInternet.com, Inc.
By:

Name: Title:

Juno Internet Services, Inc.
By:

Name: Title:
Juno Online Services, Inc.
By:

Name: Title:
MyPoints.com, Inc.
By:

Name: Title:
NetZero, Inc.
By:

Name: Title:
Opobox, Inc.
By:

Name: Title:
United Online Advertising Network, Inc.
By:

Name: Title:
United Online Communications, Inc.
By:

Name: Title:

United Online Web Services, Inc.
By:

Name: Title:
UOL Advertising, Inc.
By:

Name: Title:
THE TRUSTEE:
U.S. Bank National Association
By:

Name: Title:

EXHIBIT A

[Face of Note]

CUSIP/CINS

13% Senior Secured Notes due 2013

No.	$

UNITED ONLINE, INC.

promises to pay to [                        ] or registered assigns,

the principal sum of                                    DOLLARS on               , 2013.

Interest Payment Dates: March 31, June 30, September 30 and December 31

Record Dates: March 15, June 15, September 15 and December 15

Dated:               , 2008

UNITED ONLINE, INC.
By:

Name: Title:

This is one of the Notes referred to in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:

Authorized Signatory

[Back of Note]
13% Senior Secured Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1)    INTEREST.    United Online, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 13% per annum from                    , 2008 until maturity. The Company will pay interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 31, 2008. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2)    METHOD OF PAYMENT.    The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 15, June 15, September 15 and December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. With respect to Definitive Notes, if (a) any Holder has requested payment by mail or (b) a Holder of at least $100,000 in principal amount of Notes has given wire transfer instructions to the Company, then the Company will pay all principal, premium, if any, and interest on that Holder's Notes in accordance with such request or instructions. All other payments on Definitive Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3)    PAYING AGENT AND REGISTRAR.    Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4)    INDENTURE.    The Company issued the Notes under an Indenture dated as of                                     , 2008 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $100 million in aggregate principal amount. The Notes are guaranteed as set forth in the Indenture.

          (5)    OPTIONAL REDEMPTION.    The Company may redeem all or a part of the Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) upon not less than 30 nor more than 60-days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period ending on                                      in the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2009	100%
2010	106%
2011	103%
2012 and thereafter	100%

  Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (6)    MANDATORY REDEMPTION.    Within one Business Day following consummation of a CMC IPO, the Company shall deposit with the Trustee an amount in cash equal to the lesser of (i) $50 million and (ii) the then outstanding principal amount of Notes plus accrued interest to the date of redemption, and will issue a notice to the Holders of Notes for the redemption of the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be redeemed with respect to such amount deposited, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. Such redemption date shall be no later than 45 days following consummation of a CMC IPO. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

          (7)    REPURCHASE AT THE OPTION OF HOLDER.

          (a)   Upon the occurrence of a Change of Control, the Company will make an offer to each Holder to purchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (a "Change of Control Offer"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Company will send, by first-class mail, a notice to each Holder, with a copy to the Trustee, setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b)   If the Excess Cash Flow of the Company for any Excess Cash Flow Period is greater than zero, the Company will make an offer (an "Excess Cash Flow Offer") to all Holders to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of such Excess Cash Flow for such Excess Cash Flow Period, for an amount in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that the maximum principal amount of Notes required to be purchased in such Excess Cash Flow Offer (the "Required Amount") shall be (i) for the Excess Cash Flow Period ending on September 30, 2009, the lesser of (A) $20 million and (B) the amount of Excess Cash Flow for such Excess Cash Flow Period, and (ii) for any Excess Cash Flow Period ending after September 30, 2009, the lesser of (A) $10 million and (B) the amount of Excess Cash Flow for such Excess Cash Flow Period; provided, further, that the Company may, in its sole discretion, increase the amount of any such Excess Cash Flow Offer (the amount of such increase, the "Optional Amount," and together with the Required Amount, the "Total Amount"). If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, the Company may use that Excess Cash Flow for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Total Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules.

          (c)   If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 15 days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Company will commence an offer (an "Asset Sale Offer") to all Holders to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of the Excess Proceeds in an amount equal to (i) the Excess Proceeds, multiplied by (ii) a fraction (A) the numerator of which is equal to the outstanding principal amount of the Notes and (B) the denominator of which is equal to the outstanding principal amount of Notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Asset Sale Offer (such product, the "Excess Proceeds Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the Holders of Notes on the relevant record date to receive interest due. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. In addition, if holders of Secured Senior Debt and other pari passu Indebtedness do not accept any such offers, the Company may use such amounts for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

          (d)   If the Company (or the applicable Guarantor) consummates a Subordinated Debt Issuance, within 95 days following the consummation of such Subordinated Debt Issuance, the Company will make an offer (a "Debt Repurchase Offer") to all Holders to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of any Net Proceeds of such Subordinated Debt Issuance remaining after the acquisitions permitted by Section 4.16(a) of the Indenture, in an amount equal to (i) the Net Proceeds, multiplied by (ii) a fraction (A) the numerator of which is equal to the outstanding principal amount of the Notes and (B) the denominator of which is equal to the outstanding principal amount of Notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Subordinated Debt Issuance (such product, the "Debt Repurchase Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. If any Net Proceeds remain after consummation of a Debt Repurchase Offer, the Company may use those Net Proceeds for any purpose not otherwise prohibited by the Indenture. In addition, if holders of Secured Senior Debt and other pari passu Indebtedness do not accept any such offers, the Company may use such amounts for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Debt Repurchase Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules. Upon completion of each Debt Repurchase Offer, the amount of Net Proceeds with respect to Subordinated Debt Issuances will be reset at zero.

          (e)   If the Company consummates an Equity Issuance, within 95 days following the consummation of such Equity Issuance, the Company will make an offer (an "Equity Repurchase Offer") to all Holders to purchase the maximum principal amount of Notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of 50% of any Net Proceeds of such Equity Issuance remaining after the acquisitions permitted by Section 4.17(a) of the Indenture, in an amount equal to (i) 50% of such remaining Net Proceeds, multiplied by (ii) a fraction (A) the numerator of which is equal to the outstanding principal amount of the Notes and (B) the denominator of which is equal to the outstanding principal amount of Notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed, pre-paid or tendered for in connection with the Equity Issuance (such product, the "Equity Repurchase Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. If any Net Proceeds remain after consummation of an Equity Repurchase Offer, the Company may use those Net Proceeds for any purpose not otherwise prohibited by the Indenture. In addition, if holders of Secured Senior Debt and other pari passu Indebtedness do not accept any such offers, the Company may use such amounts for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders exceeds the Equity Repurchase Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered or such other basis as may be required by applicable law, stock exchange regulation or Depositary rules. Upon completion of each Equity Repurchase Offer, the amount of Net Proceeds with respect to Equity Issuances will be reset at zero.

          (8)    DENOMINATIONS, TRANSFER, EXCHANGE.    The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (9)    PERSONS DEEMED OWNERS.    The registered Holder of a Note may be treated as its owner for all purposes.

          (10)    AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Collateral Documents may be amended or supplemented, or a default may be waived, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Collateral Documents to, among other things, cure any ambiguity, defect or inconsistency.

          (11)    DEFAULTS AND REMEDIES.    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes due and payable immediately. If a bankruptcy default with respect to the Company or, prior to a CMC IPO, CMC occurs, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture, the Notes or the Note Guarantees. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of remedies.

          (12)    TRUSTEE DEALINGS WITH COMPANY.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (13)    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.    No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (14)    AUTHENTICATION.    This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (15)    ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (16)    CUSIP NUMBERS.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase, and reliance may be placed only on the other identification numbers placed thereon.

          (17)    GOVERNING LAW.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Collateral Documents. Requests may be made to:

United Online, Inc.
21301 Burbank Boulevard
Woodland Hills, CA 91367
Facsimile: (818) 287-3000
Attention: General Counsel

ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.14, 4.15, 4.16 or 4.17 of the Indenture, check the appropriate box below:

☐ Section 4.10    ☐ Section 4.14    ☐ Section 4.15    ☐ Section 4.16    ☐ Section 4.17

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.14, Section 4.15, Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

        The following exchanges of a part of this Global Note for a Definitive Note, or exchanges of a Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*
This schedule should be included only if the Note is issued in global form.

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of                                    , 20            , among                                    (the "Guaranteeing Subsidiary"), a subsidiary of United Online, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and                                     , as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of                                    , 2008 providing for the issuance of 13% Senior Secured Notes due 2013 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.    CAPITALIZED TERMS.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    AGREEMENT TO GUARANTEE.    The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article 11 thereof.

        4.    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.    No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Company, any Guaranteeing Subsidiary or any other Guarantor under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        5.    GOVERNING LAW.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        6.    COUNTERPART ORIGINALS.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

        7.    HEADINGS.    Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

B-1

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:	, 20
[Guaranteeing Subsidiary]
By:
Name: Title:
United Online, Inc.
By:
Name: Title:
[Existing Guarantors]
By:
Name: Title:
[Trustee], as Trustee
By:
Authorized Signatory

B-2

 EXHIBIT C

FORM OF PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT (this "Agreement"), dated as of                                    , 2008, by United Online, Inc., a Delaware corporation (the "Pledgor"), in favor of U.S. Bank National Association, a national bank, as trustee (in such capacity, the "Trustee") for the Holders of Notes under that certain Indenture dated as of                        , 2008, among the Pledgor, the Guarantors named therein and the Trustee with respect to the Pledgor's 13% Senior Secured Notes Due 2013 (as amended, modified or supplemented from time to time, the "Indenture").

W I T N E S S E T H:

        WHEREAS, the Pledgor legally and beneficially owns, as of the date hereof, 100% of the issued and outstanding capital stock of Classmates Media Corporation, a Delaware corporation ("CMC"), as set forth on Schedule I hereto (the "Initial Pledged Stock");

        WHEREAS, pursuant to the Merger Agreement and the Indenture, the Pledgor will issue the Notes to the Holders, and the Guarantors will guarantee such Notes, on the terms and conditions set forth therein;

        WHEREAS, it is a condition precedent to the purchase of the Notes by the Holders under the Merger Agreement and the Indenture that the Pledgor execute and deliver this Agreement; and

        WHEREAS, the Pledgor and the Guarantors will derive substantial benefit from the transactions contemplated by the Indenture.

        NOW, THEREFORE, in consideration of the premises and to induce the Holders to purchase the Notes, the Pledgor hereby agrees with the Trustee as follows:

        Section 1.    Defined Terms.    Unless otherwise defined herein, capitalized terms used but not defined herein have the meaning set forth in the Indenture. Terms defined in the Uniform Commercial Code, as in effect in the State of New York from time to time (the "UCC"), which are not otherwise defined in this Agreement or in the Indenture are used in this Agreement as defined in the UCC. As used herein, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "Agreement" has the meaning set forth in the preamble.

        "CMC" has the meaning set forth in the recitals.

        "Collateral" has the meaning set forth in Section 2.

        "Initial Pledged Stock" has the meaning set forth in the recitals.

        "Pledged Securities" has the meaning set forth in Section 2.

        "Pledged Stock" has the meaning set forth in Section 2.

        "Pledgor" has the meaning set forth in the preamble.

        "Secured Obligations" means, collectively, all Obligations under the Indenture, the Notes and the Note Guarantees and all obligations hereunder.

        "Secured Parties" means the Trustee and the Holders of Notes.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Trustee" has the meaning set forth in the preamble.

        Section 2.    Pledge.    As security for the payment and performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby pledges, assigns, hypothecates, transfers, sets over and delivers unto the Trustee for the benefit of the Secured Parties, and grants to the Trustee for the benefit of the Secured Parties a security interest in all of the Pledgor's right, title and interest in, to and under (a) the Initial Pledged Stock; (b) all other Equity Interests of CMC now or hereafter owned by the Pledgor (together with the Initial Pledged Stock, the "Pledged Stock"); (c) all other property which may be delivered to and held by the Trustee pursuant to the terms hereof; (d) all cash and non-cash dividends, distributions, securities, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of, in exchange for, or upon the conversion of, the Pledged Stock and other property referred to in clauses (a), (b) and (c); (e) except as provided in Section 5 below, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a) through (d); and (f) except as permitted by the Indenture, all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) being collectively called the "Collateral"). Upon delivery to the Trustee, (A) any stock certificates or other securities shall be accompanied by stock powers or instruments of transfer or assignment, each duly executed in blank, all in form and substance reasonably satisfactory to the Trustee, and (B) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Trustee may request. Each delivery of Pledged Stock or other securities included in the Collateral (collectively, the "Pledged Securities") shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof; provided, however, all Pledged Securities so delivered shall constitute Pledged Securities regardless of whether such Schedule I is actually attached to this Agreement. Each schedule so delivered, after approval by the Trustee, shall supersede any prior schedules so delivered. The Pledgor agrees promptly to deliver or cause to be delivered to the Trustee any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral, including without limitation all such items (whether now owned or hereafter acquired) which are required to be pledged to the Trustee at any time hereafter pursuant to the Indenture.

        Section 3.    Representations, Warranties and Covenants.    The Pledgor hereby represents, warrants and covenants to and with the Trustee that:

          (a)   the Pledged Stock constitutes 100% of the issued and outstanding Equity Interests of CMC; and all the shares of the Pledged Stock have been duly authorized and validly issued and are fully paid and non-assessable;

          (b)   the Pledgor (i) will cause all securities included within the Collateral to be certificated securities, and (ii) will cause any and all certificates, instruments or other documents representing or evidencing Collateral to be forthwith deposited with the Trustee and pledged or assigned hereunder;

          (c)   the Pledgor has the power and authority to pledge the Collateral in the manner hereby done or contemplated;

          (d)   the Pledgor's full legal name and jurisdiction of organization is as set forth on the signature pages hereof;

          (e)   no consent of any other person (including the stockholders or creditors of the Pledgor (other than the Holders of the Notes)) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby or for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

          (f)    by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Trustee in accordance with this Agreement, the Trustee will obtain a valid, legal and perfected first priority Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, free and clear of all Liens other than Permitted Liens;

          (g)   [RESERVED];

          (h)   this Agreement is the legal, valid and binding obligation of the Pledgor and is enforceable against the Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

          (i)    if the Pledgor shall become entitled to receive or shall receive any stock certificate (including without limitation any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of any capital or any certificate issued in connection with any reorganization), option or rights in respect of Equity Interests of CMC, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Trustee, hold the same in trust for the Trustee and deliver the same promptly to the Trustee in the exact form received, duly endorsed by the Pledgor to the Trustee and accompanied by such stock powers and proxies as provided in Section 5 below, to be held by the Trustee, subject to the terms hereof, as additional Collateral for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of CMC shall be paid over to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of CMC or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Trustee, be delivered to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the Trustee, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations.

        Section 4.    Registration in Nominee Name; Denominations.    Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right (in its sole and absolute discretion) (a) to register the Pledged Securities in its own name as pledgee, or the name of its nominee (as pledgee) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Trustee and (b) to exchange the certificates or instruments representing the Pledged Securities for certificates or instruments of smaller or larger denominations for any purposes consistent with this Agreement.

        Section 5.    Irrevocable Proxy; Voting Rights: Dividends; etc.

          (a)   For so long as this Agreement and the pledge and security interest created hereby remain in effect, and whether or not the Collateral or any of the Pledged Securities has been transferred into the name of the Trustee or its nominee, the Pledgor hereby grants to the Trustee a present, irrevocable proxy, coupled with an interest, and hereby constitutes and appoints the Trustee as the Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if the Pledgor were to do the same, to exercise all voting, consenting, corporate and other rights accruing to the Pledgor as owner of the Collateral or any part thereof, or arising out of or otherwise pertaining to the Collateral, and whether at any meeting of stockholders of CMC or in the absence of any such meeting or otherwise, and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of CMC, or upon the exercise by the Pledgor or the Trustee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. As further assurance of the proxy granted hereby, the Pledgor shall from time to time execute and deliver to the Trustee all such additional written proxies, powers of attorney, and other instruments as the Trustee shall reasonably request for the purpose of enabling the Trustee to exercise the voting and other rights which it is entitled to exercise hereunder at any time. The Pledgor hereby revokes any proxy or proxies heretofore given by the Pledgor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Agreement is no longer in full force and effect as hereinafter provided. Notwithstanding the preceding present grant of an irrevocable proxy, the Trustee agrees not to exercise such proxy (and to permit the Pledgor to continue to exercise voting and other rights covered by such proxy and pertaining to the Pledged Securities pledged by the Pledgor on and subject to the conditions set forth in this Section 5(a)) until (i) the occurrence and continuance of an Event of Default and (ii) receipt by the Pledgor of notice from the Trustee that the Pledgor is not permitted to exercise voting and other rights (provided that such notice shall not be required if an Event of Default under Section 6.01(11) or (12) of the Indenture has occurred and is continuing). Except as provided in Sections 5(b) and 5(c) of this Agreement:

            (i)    The Pledgor shall be entitled to exercise any and all voting rights and other consensual rights accruing to it as the owner of Pledged Securities for any purpose not inconsistent with the terms of this Agreement and the Indenture.

            (ii)   The Trustee shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash payments it is entitled to receive pursuant to clause (iii) below.

            (iii)  The Pledgor shall be entitled to receive and retain any and all cash and non-cash dividends and distributions (including cash paid in lieu of the issuance of fractional shares, but excluding Capital Stock of CMC and its Subsidiaries) paid on the Pledged Securities to the extent and only to the extent that such dividends and distributions are not prohibited by this Agreement, the Indenture and applicable laws. Except in connection with a CMC IPO, all other dividends and distributions not described in the preceding sentence and made on or in respect of Pledged Securities, whether paid or payable in cash, securities or other property, resulting from any of (x) a subdivision, combination or reclassification of the outstanding Capital Stock of CMC, (y) in connection with a partial or total liquidation or dissolution of CMC or (z) received in exchange for or in redemption of Pledged Securities or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which CMC may be a party or otherwise, shall be and become part of the Collateral and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Trustee and shall be delivered to the Trustee in the same form as so received (with any necessary endorsement).

          (b)   Upon (i) the occurrence and during the continuance of an Event of Default and (ii) receipt by the Pledgor of notice from the Trustee that the Pledgor is not permitted to receive dividends (provided that such notice shall not be required if an Event of Default under Section 6.01(11) or (12) of the Indenture has occurred and is continuing), all rights of the Pledgor to dividends that the Pledgor is authorized to receive pursuant to clause (a)(iii) of this Section 5 shall cease (until such Event of Default ceases to be continuing), and all such rights shall thereupon become vested in the Trustee (until such Event of Default ceases to be continuing), who shall have the sole and exclusive right and authority to receive and retain such dividend payments. All dividend payments which are received by the Pledgor contrary to the provisions of this Section 5(b) shall be held in trust for the benefit of the Trustee, shall be segregated from other property or funds of the Pledgor and shall be immediately delivered to the Trustee in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Trustee pursuant to the provisions of this Section 5(b) shall be deposited by the Trustee in an account to be established by the Trustee upon receipt of such money or other property and such money or other property and interest thereon shall be applied in accordance with the provisions of Section 7 hereof.

          (c)   Upon (i) the occurrence and during the continuance of an Event of Default and (ii) receipt by the Pledgor of notice from the Trustee that the Pledgor is not permitted to exercise voting rights (provided that such notice shall not be required if an Event of Default under Section 6.01(11) or (12) of the Indenture has occurred and is continuing), and whether or not the Collateral shall have been registered in the name of the Trustee or a nominee or shall remain registered in the name of the Pledgor, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to clause (a)(i) of this Section 5 shall cease (until such Event of Default ceases to be continuing), and the Trustee may thereupon fully exercise (until such Event of Default ceases to be continuing), to the exclusion of the Pledgor, the proxy granted to it in Section 5(a).

          (d)   The Pledgor hereby authorizes and instructs CMC, without any other or further instruction from the Pledgor, to (i) comply with any written instruction received by it from the Trustee that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms and provisions of this Agreement and (ii) directs payment of any dividends or other payments with respect to the Pledged Securities directly to the Trustee (except to the extent such dividends or payments are permitted to be received by the Pledgor pursuant to the terms hereof). The Pledgor hereby agrees and confirms that CMC shall be fully protected in compliance with this Section 5(d).

        Section 6.    Remedies upon Events of Default.    Upon the occurrence and during the continuance of an Event of Default, whether or not all of the Secured Obligations shall have become due and payable, in addition to its rights under the Indenture:

          (a)   The Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled at law or in equity in any jurisdiction where any rights and remedies hereunder may be asserted, including without limitation the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right).

          (b)   The Trustee in its sole and absolute discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

          (c)   The Trustee may sell, lease, assign, grant options with respect to or otherwise dispose of all or part of the Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Trustee shall provide the Pledgor with at least ten (10) days' prior notice of the time and place of any public or private sale; provided, however, the Trustee shall not be obligated to make a sale of the Collateral regardless of notice of sale having been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid in full by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

          (d)   At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, the Trustee may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from the Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor thereof.

          (e)   The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgor than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit registration of such Collateral for public sale.

          (f)    The Pledgor shall bear all costs and expenses of carrying out its obligations hereunder with respect to the foregoing. The Pledgor acknowledges that there is no adequate remedy at law for its failure to comply with the foregoing provisions and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements with respect to the foregoing may be specifically enforced.

        Section 7.    Application of Proceeds of Sale.

          (a)   Except as otherwise provided in the Indenture, the proceeds of any sale of Pledged Stock and other Collateral, and property and assets received or otherwise distributed in respect of, in exchange for or upon the conversion thereof and any proceeds thereof pursuant to this Agreement, shall be applied by the Trustee first, to the payment of the costs and expenses of any such sale, including reasonable fees and disbursements of the Trustee's agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses and liabilities incurred by the Trustee, second, to meet amounts due and payable under the Notes, the Note Guarantees and the Indenture as and when the same become payable, in each case, together with interest thereon (as well after as before judgment and payable on demand) at the rate determined in accordance with the Notes from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full, third, to whomsoever may be lawfully entitled to receive any surplus.

          (b)   The Trustee shall have absolute discretion as to the time of application of the proceeds, money or balances in accordance with this Agreement. Upon any sale of the Collateral by the Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof.

        Section 8.    Trustee Appointed Attorney-in-Fact: Certain Other Provisions Regarding Trustee.

          (a)   To the full extent permitted by applicable law, the Pledgor hereby appoints the Trustee, upon the occurrence and during the continuance of an Event of Default, the attorney-in-fact of the Pledgor for the purposes of carrying out the provisions of this Agreement or taking any action or executing any instrument which the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Trustee shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Trustee's name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor constituting Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Trustee or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Trustee.

          (b)   If the Pledgor fails to perform any agreement contained herein, the Trustee may (but shall not be required to) itself perform, or cause performance of, such agreement and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under Section 12.

          (c)   The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to exercise reasonable care and account for amounts actually received by it as a result of the exercise of its powers. Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee hereunder are solely to protect the Trustee's interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. Neither the Trustee nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct and as provided above in respect of its obligations in respect of the Collateral.

        Section 9.    No Waiver.    No failure on the part of the Trustee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Trustee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Trustee shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

        Section 10.    Security Interest Absolute.    The obligations of the Pledgor under this Agreement are independent of the obligations under the Notes, the Note Guarantees and the Indenture, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement. All rights of the Trustee hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Notes, the Note Guarantees, the Indenture, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Note, any Note Guarantee, the Indenture or any other agreement or instrument, (c) any exchange, release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Secured Obligations, (d) any change, restructuring or termination of the corporate structure or existence of the Pledgor or CMC (but excluding a sale of the Collateral permitted under the Indenture) or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than payment and performance of the Secured Obligations).

        Section 11.    Further Assurances.    The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Trustee may at any time reasonably request in connection with the administration and enforcement of this Agreement, with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Trustee its rights and remedies hereunder.

        Section 12.    Trustee's Fees and Expenses; Indemnification.

          (a)   The Pledgor agrees to pay upon demand to the Trustee the amount of any and all expenses, including the fees and expenses of its counsel (including without limitation the allocated fees and expenses of in-house counsel) and of any experts or agents, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          (b)   Without limiting the foregoing, the Pledgor agrees to pay, and to save the Trustee harmless from, and to indemnify it against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement. Any such amounts payable as provided hereunder shall be additional Secured Obligations secured by this Agreement and any other Collateral Documents to which the Pledgor is party. The Pledgor further agrees to pay, and to save the Trustee harmless from, and to indemnify the Trustee against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, or arising out of or relating to the Trustee's relationship with the Pledgor hereunder or under the Indenture.

          (c)   The agreements in this Section 12 shall survive repayment of the Secured Obligations.

        Section 13.    Binding Agreement; Assignments.    This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except, that the Pledgor shall not be permitted to assign its obligations under this Agreement, except as contemplated by this Agreement or the Indenture.

        Section 14.    Governing Law.    This Agreement, including any claim or controversy arising out of the subject matter hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would result in the application of any other law.

        Section 15.    Jurisdiction and Venue.    The Pledgor (i) submits to the jurisdiction of any state or Federal court sitting in the Borough of Manhattan, State of New York in any legal suit, action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of relating to this Agreement in any other court. The Pledgor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in the Indenture.

        Section 16.    Notices.    All notices, approvals, requests, demands and other communications hereunder shall be delivered and be deemed to have been given or made in accordance with the Indenture.

        Section 17.    Severability.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        Section 18.    Section Headings.    The section and other headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        Section 19.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (in .pdf format) shall be as effective as delivery of a manually executed counterpart of this Agreement.

        Section 20.    Amendments.    This Agreement may only be amended in accordance with Article 9 of the Indenture.

        Section 21.    Release of Security Interest; Termination.

          (a)   At such time as all of the Secured Obligations (other than any indemnity and similar obligations which expressly survive termination of this Agreement, the Notes, the Indenture or any other Collateral Document and that are not then due and payable) have been paid in full or the Liens securing the Secured Obligations have been released in accordance with the Indenture, this Agreement and all obligations (other than those obligations expressly stated to survive such termination) of the Trustee and the Pledgor shall terminate, and the Collateral shall be released from the pledge and security interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Trustee shall deliver to the Pledgor any Collateral then held by the Trustee hereunder and shall execute and deliver to the Pledgor, but without recourse to or warranty by the Trustee, such UCC termination statements and similar documents prepared by the Pledgor which the Pledgor shall reasonably request to evidence the release of the Collateral from the security constituted hereby.

          (b)   Notwithstanding anything to the contrary contained in this Agreement, (1) any Collateral transferred, sold or otherwise disposed of, in a manner permitted by the Indenture, shall automatically and without further act or action by the Trustee, subject to Section 10.05 of the Indenture, be released from the Lien created hereby and shall no longer be "Collateral" for purposes of this Agreement, the Indenture or any other agreement in connection therewith, and (2) any cash or non-cash dividends or other distributions (excluding distributions of the Capital Stock of CMC and its Subsidiaries) on or in respect of the Pledged Securities paid to Pledgor in compliance with Section 5 of this Agreement shall automatically and without further act or action by the Trustee be released from the Lien created hereby and shall no longer be "Collateral" for purposes of this Agreement, the Indenture or any other agreement in connection therewith.

          (c)   Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment, or any part thereof, had not been made.

* * * * * *

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

UNITED ONLINE, INC., a Delaware corporation
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

        Stock Pledge Agreement

 SCHEDULE I

Pledged Stock

Guarantor	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares
Classmates Media Corporation	[ ]	United Online, Inc.		100%

 ACKNOWLEDGMENT

        The undersigned hereby:

          (a)   acknowledges receipt of a copy of the foregoing Pledge Agreement; and

          (b)   waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Securities or any other Collateral (as such terms are defined in the Pledge Agreement) in the name of the Trustee or its nominee or the exercise of voting and/or consensual rights and powers by the Trustee (to the extent an Event of Default has then occurred and is continuing).

Classmates Media Corporation
By:
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT AND AMENDMENT AGREEMENT

        This ASSIGNMENT AND AMENDMENT AGREEMENT (this "Agreement") dated as of                                    , 20            , is entered into among [Name of Trustee], as Trustee under the Indenture referred to below (the "Trustee"), [Name of Collateral Trustee], as Collateral Trustee under the Collateral Trust Agreement referred to below (the "Collateral Trustee"), and United Online, Inc. (the "Company").

RECITALS

        WHEREAS, the Company, the guarantors named therein and the Trustee are party to that certain Indenture dated as of                                    , 2008 with respect to the 13% Senior Secured Notes due 2013 of the Company (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture");

        WHEREAS, the Company pledged all of its right, title and interest in and to all of the Capital Stock of Classmates Media Corporation to secure all of its Obligations under the Notes, the Note Guarantees and the Indenture pursuant to that certain Pledge Agreement dated as of                                    , 2008 between the Company and the Trustee (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement");

        WHEREAS, concurrently herewith, the Company and/or one or more of the Guarantors are entering into the Secured Senior Debt Documents, pursuant to which the Company and/or one or more of the Guarantors will incur Secured Senior Debt;

        WHEREAS, concurrently herewith, the Company, the Guarantors providing a Lien on Collateral, the Trustee, the Collateral Trustee and the representatives of the Secured Senior Debt are entering into a collateral trust agreement to set forth their respective rights with respect to the Collateral; and

        WHEREAS, pursuant to the Indenture, the Trustee is required to assign its rights under the Pledge Agreement to the Collateral Trustee, and the Pledge Agreement shall be amended to reflect the equal and ratable Lien securing the Secured Senior Debt.

        NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

        SECTION 1.    Defined Terms.    Unless otherwise defined herein, capitalized terms used but not defined herein have the meaning set forth in the Pledge Agreement.

        SECTION 2.    Assignment; Delivery of Collateral; Amendment.    The Trustee hereby assigns all of its rights and delegates all of its obligations under the Pledge Agreement to the Collateral Trustee, and the Collateral Trustee hereby assumes all of such rights and obligations. The Trustee shall promptly deliver to the Collateral Trustee all Collateral in its possession, and the Collateral Trustee agrees to hold such Collateral in accordance with the terms of the Pledge Agreement. All references to the Trustee contained in the Pledge Agreement (other than in the preamble thereto and the definition of "Trustee" therein) are hereby amended to refer to the Collateral Trustee.

        SECTION 3.    Amendments to Section 1.01 (Defined Terms).    Section 1.01 of the Pledge Agreement is hereby amended as follows:

          (a)   A new definition of "Collateral Trust Agreement" is hereby added to Section 1.01 in the appropriate alphabetical order, which definition shall read in its entirety as follows:

          ""Collateral Trust Agreement" means that certain collateral trust agreement dated as of                        , 20            , among the Pledgor, the Guarantors providing a Lien on Collateral, the

  Trustee, the Collateral Trustee and the representatives of the Secured Senior Debt, as the same may be amended, supplemented, modified or restated from time to time."

          (b)   The definition of "Secured Obligations" is hereby deleted in its entirety and replaced with the following:

          ""Secured Obligations" has the meaning set forth in the Collateral Trust Agreement."

          (c)   The definition of "Secured Parties" is hereby deleted in its entirety and replaced with the following:

          ""Secured Parties" has the meaning set forth in the Collateral Trust Agreement."

        SECTION 4.    Confirmation of Security Interest.    The Company hereby confirms the grant of the Collateral (as defined in the Pledge Agreement) to the Collateral Trustee for the benefit of the Secured Parties as security for the Secured Obligations.

        SECTION 5.    Amendment to Section 7 (Application of Proceeds of Sale).    Section 7(a) of the Pledge Agreement is hereby deleted in its entirety and replaced with the following:

          "Except as otherwise provided in the Indenture, the proceeds of any sale of Pledged Stock, and property and assets received or otherwise distributed in respect of, in exchange for or upon the conversion thereof and any proceeds thereof pursuant to this Agreement, shall be applied as set forth in the Collateral Trust Agreement."

        SECTION 6.    Amendment to Section 10 (Security Interest Absolute).    Section 10 of the Pledge Agreement is hereby amended by inserting the words "and any other Secured Obligations" after the word "Indenture" in the first sentence of such section.

        SECTION 7.    Amendment to Section 16 (Notices).    Section 16 of the Pledge Agreement is hereby amended by deleting the word "Indenture" and replacing it with "Collateral Trust Agreement".

        SECTION 8.    Amendment to Section 20 (Termination).    Section 20 of the Pledge Agreement is hereby amending by inserting the words "and the Collateral Trust Agreement" after the words "have been released in accordance with the Indenture".

        SECTION 9.    Governing Law.    This Agreement, including any claim or controversy arising out of the subject matter hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would result in the application of any other law.

        SECTION 10.    Severability.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 11.    Section Headings.    The section and other headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        SECTION 12.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (in .pdf format) shall be as effective as delivery of a manually executed counterpart of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

UNITED ONLINE, INC., a Delaware corporation
By:
Name:

Title:

[Name of Guarantor(s)]
By:
Name:

Title:

[Name of Trustee], as Trustee
By:
Name:

Title:

[Name of Collateral Trustee], as Collateral Trustee
By:
Name:

Title:

[Name of Secured Senior Debt Representative], as [ ]
By:
Name:

Title:

 EXHIBIT E

COLLATERAL TRUST AGREEMENT

dated as of                                    , 20

among

UNITED ONLINE, INC.,

the other Pledgors from time to time party hereto,

[ADMINISTRATIVE AGENT],
as [Administrative Agent] under the [Credit Agreement],

[INDENTURE TRUSTEE],
as Trustee under the Indenture

and

[COLLATERAL TRUSTEE],
as Collateral Trustee

EXHIBIT A—Additional Secured Debt Designation

EXHIBIT B—Form of Collateral Trust Joinder—Additional Secured Debt

EXHIBIT C—Form of Collateral Trust Joinder—Additional Pledgors

        This Collateral Trust Agreement (this "Agreement") is dated as of                                    , 20            and is by and among United Online, Inc., a Delaware corporation (the "Borrower"), the Pledgors from time to time party hereto, [Administrative Agent], [a                                    ], as [Administrative Agent] (as defined below), [Indenture Trustee], [a                                     ], as Trustee (as defined below), and [Collateral Trustee], [a                                    ], as Collateral Trustee (in such capacity and together with its successors in such capacity, the "Collateral Trustee").

RECITALS

        The Borrower intends to enter into a [credit agreement] dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, including any replacement thereof, the ["Credit Agreement"]) among the Borrower, the [Lenders] party thereto, and [Administrative Agent], as [administrative agent] (in such capacity and together with its successors, the ["Administrative Agent"]), which will provide for a $                                    [credit facility].

        The Borrower has issued 13.0% Senior Secured Notes (the "Notes") in an aggregate principal amount of $100.0 million, and the Guarantors have guaranteed such Notes (the "Note Guarantees") pursuant to an Indenture dated as of                                    , 2008 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Indenture") among the Borrower, the Guarantors party thereto and [Indenture Trustee], as trustee (in such capacity and together with its successors in such capacity, the "Trustee").

        Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

        The Borrower and the other Pledgors intend to secure the Obligations under the Notes, the Note Guarantees, the Indenture, the [Credit Agreement] and any future Secured Senior Debt on a first priority basis with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

        This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

        In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        SECTION 1.1 Defined Terms. The following terms will have the following meanings:

        "Acquisition Documents" means the Merger Agreement and any other document entered into in connection therewith (as amended, restated, renewed, replaced, modified or supplemented).

        "Act of Required Debtholders" means, at any time:

          (1)   with respect to any matter involving (i) enforcement of remedies with respect to the Capital Stock of CMC and the identifiable proceeds thereof, (ii) the release or subordination of the Collateral Trustee's Liens on the Capital Stock of CMC and the identifiable proceeds thereof or (iii) any amendment or supplement to the provisions of any Security Document relating to the Capital Stock of CMC and the identifiable proceeds thereof in favor of the holders of the Notes or the Note Guarantees, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the aggregate outstanding principal amount of the Notes;

          (2)   with respect to any matter involving (i) enforcement of remedies with respect to the Collateral other than the Capital Stock of CMC and the identifiable proceeds thereof, (ii) the release or subordination of the Collateral Trustee's Liens on the Collateral other than the Capital Stock of CMC and the identifiable proceeds thereof, (iii) any amendment or supplement to the provisions of any Security Document relating to the Collateral (other than the Capital Stock of CMC and the identifiable proceeds thereof) or (iv) consent to any order described in Section 2.3, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

            (a)   the aggregate outstanding principal amount of the Secured Senior Debt (including outstanding letters of credit whether or not then available or drawn); and

            (b)   other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Senior Debt; and

          (3)   with respect to any other matters, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

            (a)   the aggregate outstanding principal amount of the Notes;

            (b)   the aggregate outstanding principal amount of the Secured Senior Debt (including outstanding letters of credit whether or not then available or drawn); and

            (c)   the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Senior Debt.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

        "Additional Secured Debt" has the meaning set forth in Section 3.8.

        "Additional Secured Debt Designation" mean a notice is substantially the form of Exhibit A.

        ["Administrative Agent" has the meaning set forth in the recitals.]

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Agreement" has the meaning set forth in the preamble.

        "Board of Directors" means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership, (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrower" has the meaning set forth in the preamble.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "CMC" means Classmates Media Corporation, a Delaware corporation, and any of its successors.

        "CMC IPO" means the issuance of CMC Capital Stock by CMC in an underwritten initial public offering.

        "Collateral" means, in the case of each Series of Secured Debt, all properties and assets of the Borrower and the other Pledgors now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2. The Collateral shall not include the Capital Stock of any Subsidiary of the Borrower other than CMC or any intercompany notes of CMC, the Borrower or any other Subsidiary of the Borrower.

        "Collateral Trustee" has the meaning set forth in the preamble.

        "Collateral Trust Joinder" means (1) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the addition of additional Pledgors, an agreement substantially in the form of Exhibit C.

        ["Credit Agreement" has the meaning set forth in the recitals.]

        "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Discharge of Secured Obligations" means, with respect to any Series of Secured Debt, the occurrence of all of the following (to the extent applicable):

          (1)   termination or expiration of all commitments to extend credit under such Series of Secured Debt;

          (2)   payment in full in cash of the principal of and interest and premium (if any) on such Series of Secured Debt (other than any undrawn letters of credit) (including, without limitation, interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding);

          (3)   discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount and (b) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Secured Debt Document) of all outstanding letters of credit constituting such Series of Secured Debt; and

          (4)   payment in full in cash of all Secured Obligations under such Series of Secured Debt that are outstanding and unpaid at the time such Series of Secured Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

        "Equally and Ratably" and "Equal and Ratable" means equal and ratable with respect to allocations of the proceeds of the Collateral proportionally among (1) the Notes and the Note Guarantees, on the one hand, without duplication, and (2) the Secured Senior Debt, on the other hand, without duplication, according to the then outstanding principal amount of the Notes and the Secured Senior Debt (including outstanding letters of credit, whether or not drawn).

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, which shall be determined in good faith by the Board of Directors of the Borrower for all transactions greater than $3.0 million.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantor Senior Debt" means (other than the Notes and the Note Guarantees) one or more debt facilities or commercial paper facilities of any Guarantor providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Guarantor Senior Debt or Senior Debt, in each case (1) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (2) which is not expressly subordinated by its terms to the Notes or such Guarantor's Guarantees (for the avoidance of doubt, Guarantor Senior Debt (a) will not include the Note Guarantees or the Notes and (b) will be pari passu in right of payment with the Note Guarantees).

        "Guarantors" means (i) Classmates International, Inc., a Delaware corporation, Classmates Media Corporation, a Delaware corporation, Classmates Online, Inc., a Washington corporation, Classmates Yearbooks, Inc., a Delaware corporation, FreeInternet.com, Inc., a Delaware corporation, Juno Internet Services, Inc., a Delaware corporation, Juno Online Services, Inc., a Delaware corporation, MyPoints.com, Inc., a Delaware corporation, NetZero, Inc., a Delaware corporation, Opobox, Inc., a Delaware corporation, United Online Advertising Network, Inc., a Delaware corporation, United Online Communications, Inc., a Delaware Corporation, United Online Web Services, Inc., a Delaware corporation, and UOL Advertising, Inc., a Delaware corporation, and (ii) any Domestic Subsidiary (as defined under the Indenture) of the Borrower that executes a Note Guarantee in accordance with the provisions of the Indenture or guarantees the Obligations under any Series of Secured Senior Debt (provided, that, if a CMC IPO occurs on or prior to the date of the Indenture, notwithstanding the foregoing, CMC and its Subsidiaries shall not be Guarantors), and its respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture and the guaranty of such Person has been released in accordance with the provisions of the applicable Secured Senior Debt Documents.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, to the extent not otherwise included, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and the Guarantee by the specified Person of any Indebtedness of any other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) deferred or prepaid revenues; (2) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other underperformed obligations of the respective seller; or (3) obligations under the Acquisition Documents.

        Notwithstanding anything herein to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this sentence shall not be deemed an incurrence of Indebtedness hereunder.

        "Indemnified Liabilities" means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Borrower, any of its Subsidiaries or any other Pledgor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

        "Indemnitee" has the meaning set forth in Section 7.11(a).

        "Indenture" has the meaning set forth in the recitals.

        "Insolvency or Liquidation Proceeding" means:

          (1)   any case commenced by or against the Borrower or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Pledgor or any similar case or proceeding relative to the Borrower or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

          (2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

          (3)   any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

        "intercompany note" means any promissory note, loan, advance or obligation owing by the Borrower or any Subsidiary of the Borrower to the Borrower or any Restricted Subsidiary (as defined under the Indenture) of the Borrower.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, or any lease in the nature thereof.

        "Merger Agreement" means that certain agreement and plan of merger, dated as of April 30, 2008, among the Borrower, FTD Group, Inc. and UNOLA Corp., as amended by Amendment No. 1 thereto, dated as of July 16, 2008 (and any renewals or replacements thereof or amendments thereto).

        "Note Guarantees" has the meaning set forth in the recitals.

        "Notes" has the meaning set forth in the recitals.

        "Note Documents" means the Indenture, the Notes, the Note Guarantees and the Security Documents.

        "Noteholder Representative" means the Trustee.

        "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

        "Officers' Certificate" means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Borrower by two officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, including:

          (1)   a statement that the Person making such certificate has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

          (3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        "Permitted Prior Liens" means:

          (1)   Liens described in clauses (3) [liens existing at time of merger], (4) [liens existing on acquired property], (6) [liens securing purchase money debt, capital leases, etc.] or (7) [existing liens] of the definition of "Permitted Liens" under the Indenture; and

          (2)   Permitted Liens (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

        "Pledge Agreement" means the Pledge Agreement dated as of                                    , 2008 between the Borrower and the Trustee, as amended by that certain Assignment and Amendment Agreement dated as of the date hereof among the Borrower, the Trustee and the Collateral Trustee and as may be further amended, restated, supplemented or otherwise modified.

        "Pledgors" means the Borrower, the Guarantors and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

        "Secured Debt" means:

          (1)   the Notes and the Note Guarantees;

          (2)   [Indebtedness under the Credit Agreement that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Credit Agreement obtained an Officers' Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents);]

          (3)   Indebtedness under any other Credit Facility that is secured Equally and Ratably with the Notes, the Note Guarantees and the [Credit Agreement] by a Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (3), that:

            (a)   on or before the date on which such Indebtedness is incurred by the Borrower or by a Restricted Subsidiary (as defined under the Indenture) of the Borrower, such Indebtedness is designated by the Borrower as "Secured Senior Debt" for the purposes of the Secured Debt

    Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a);

            (b)   the Secured Senior Debt Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and

            (c)   all other requirements set forth in Section 3.8 have been complied with; and

          (4)   Hedging Obligations incurred to hedge or manage interest rate risk with respect to Secured Debt; provided, that:

            (a)   such Hedging Obligations are secured by a Lien on all of the assets and properties that secure Indebtedness under the Credit Facility in respect of which such Hedging Obligations are incurred; and

            (b)   such Lien is senior to or on a parity with the Liens securing Indebtedness under the Credit Facility in respect of which such Hedging Obligations are incurred.

        "Secured Debt Default" means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

        "Secured Debt Documents" means, collectively, the Note Documents and the Secured Senior Debt Documents.

        "Secured Debt Representative" means each Noteholder Representative and each Secured Senior Debt Representative.

        "Secured Obligations" means Secured Debt and all other Obligations in respect thereof.

        "Secured Parties" means the holders of Secured Obligations and the Secured Debt Representatives.

        "Secured Senior Debt" means any Senior Debt or Guarantor Senior Debt of the Borrower or any Guarantor that is secured by Collateral.

        "Secured Senior Debt Documents" means [the Credit Agreement] and any other Credit Facility pursuant to which any Secured Senior Debt is incurred and the Security Documents.

        "Secured Senior Debt Obligations" means Secured Senior Debt and all other Obligations in respect thereof.

        "Secured Senior Debt Representative" means:

          (a)   [in the case of the Credit Agreement, the Administrative Agent]; or

          (b)   in the case of any other Series of Secured Senior Debt, the trustee, agent or representative of the holders of such Series of Secured Senior Debt who maintains the transfer register for such Series of Secured Senior Debt and is appointed as a representative of the Secured Senior Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Secured Senior Debt, and who has executed a Collateral Trust Joinder.

        "Security Documents" means this Agreement, each Collateral Trust Joinder, the Pledge Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

        "Senior Debt" means (other than the Notes and the Note Guarantees), one or more debt facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Senior Debt, in each case (1) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (2) which is not expressly subordinated by its terms to the Notes or the Note Guarantees (for the avoidance of doubt, the Notes and the Note Guarantees (a) will not constitute Senior Debt and (b) will be pari passu in right of payment with Senior Debt).

        "Series of Secured Debt" means, severally, the Notes and Note Guarantees collectively and each Series of Secured Senior Debt.

        "Series of Secured Senior Debt" means indebtedness under the [Credit Agreement] and each other issue or series of Secured Senior Debt for which a single transfer register is maintained.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity).

        "Trustee" has the meaning set forth in the recitals.

        "Trust Estate" has the meaning set forth in Section 2.1.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

        SECTION 1.2 Rules of Interpretation.

        (a)   All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

        (b)   Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

        (c)   The use in this Agreement or any of the other Security Documents of the word "include" or "including," when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

        (d)   References to "Sections," "clauses," "recitals" and the "preamble" will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to "Articles" will be to Articles of this Agreement unless otherwise specifically provided. References to "Exhibits" and "Schedules" will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

        (e)   Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved in a writing delivered to the Trustee and the Collateral Trustee by, or on behalf of, the requisite holders of Secured Obligations as are needed (if any) under the terms of this Agreement to approve such amendment or modification.

        (f)    This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

ARTICLE 2. THE TRUST ESTATE

        SECTION 2.1 Declaration of Trust.

        To secure the payment of the Secured Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Pledgors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Secured Obligations, all of such Pledgor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Secured Obligations, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Trust Estate").

        The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Secured Obligations as security for the payment of all present and future Secured Obligations.

        Notwithstanding the foregoing, if at any time:

          (1)   all Liens securing the Secured Obligations have been released as provided in Section 4.1;

          (2)   the Collateral Trustee holds no other property in trust as part of the Trust Estate;

          (3)   no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

          (4)   the Borrower delivers to the Collateral Trustee an Officers' Certificate stating that all Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Secured Debt Documents and that the Pledgors are not required by any Secured Debt Document to grant any Lien upon any property, then the trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

        The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

        SECTION 2.2 Discretion in Enforcement of Secured Obligations.

        Subject to Section 3.3, the holders of any Series of Secured Debt and the Secured Debt Representative with respect to such Series of Secured Debt may, at any time and from time to time, without the consent of or notice to holders of any other Secured Obligations or any other Secured Debt Representatives and without incurring responsibility to any holders of other Secured Obligations or any other Secured Debt Representatives, do any one or more of the following:

          (1)   change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Secured Obligations with respect to such Series of Secured Debt, or otherwise amend or supplement in any manner such Secured Obligations, or any instrument evidencing such Secured Obligations or any agreement under which such Secured Obligations are outstanding;

          (2)   release any Person or entity liable in any manner for the collection of the Secured Obligations with respect to such Series of Secured Debt;

          (3)   release the Lien on any Collateral securing the Secured Obligations with respect to such Series of Secured Debt; and

          (4)   exercise or refrain from exercising any rights against any Pledgor.

        SECTION 2.3 Insolvency or Liquidation Proceedings.

        If in any Insolvency or Liquidation Proceeding, the holders of any Secured Senior Debt Obligations by an Act of Required Debtholders (a) consent to any order:

          (1)   for use of cash collateral;

          (2)   approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

          (3)   granting any relief on account of Secured Obligations as adequate protection (or its equivalent) for the benefit of the holders of Secured Obligations in the Collateral subject to Liens; or

          (4)   relating to a sale of assets of the Borrower or any other Pledgor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Liens will attach to the proceeds of the sale, or (b) object to any motion, relief, action or proceeding based on a claim of a lack of adequate protection,

then, the holders of Notes and Note Guarantees and the Noteholder Representative, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as the holders of Secured Senior Debt Obligations or Secured Senior Debt Representatives do not oppose or otherwise contest any request made by any holder of Notes or Note Guarantees or Noteholder Representative for the grant to the Collateral Trustee, for the benefit of the holders of Notes and Note Guarantees and the Noteholder Representative, of an Equal and Ratable Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Secured Senior Debt Obligations, co-extensive in all respects with such Lien and all Liens on such property. To the extent the Liens securing the Secured Senior Debt Obligations are subordinated to or made pari passu with Liens securing such debtor-in-possession financing, the holders of Notes and Note Guarantees and the Noteholder Representative will subordinate the Liens securing the Notes and the Note Guarantees on the same basis.

        Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Secured Obligations and the Secured Debt Representatives may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against any Pledgors in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, none of the holders of Notes and Note Guarantees or the Noteholder Representative may oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

        SECTION 2.4 Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

        SECTION 3.1 Undertaking of the Collateral Trustee.

        (a)   Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

          (1)   accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

          (2)   take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

          (3)   deliver and receive notices pursuant to the Security Documents;

          (4)   sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

          (5)   remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

          (6)   execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers' Certificate to the effect that the amendment was permitted under Section 7.1; and

          (7)   release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b).

        (b)   Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

        (c)   Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.

        SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

        (a)   as directed by an Act of Required Debtholders accompanied by an Officers' Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

        (b)   as required by Article 4; or

        (c)   as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

        SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

        No Secured Party nor any Secured Debt Representative shall have any duty to exercise any right or remedy or take any action or to delay in or refrain from exercising any right or remedy or taking any action (or consent to any Act of Required Debtholders to cause the Collateral Trustee to exercise any right or remedy or to take any action or delay in or refrain from exercising any right or remedy or taking any action) with respect to the Collateral or in connection with any Insolvency or Liquidation Proceeding and the Collateral Trustee and each Secured Party hereby waives any claim against any other Secured Party, arising out of or in connection with the foregoing.

        SECTION 3.4 Application of Proceeds.

        (a)   The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral upon the exercise of remedies by the Collateral Trustee with respect to such Collateral in the following order of application:

          FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

          SECOND, equally and ratably, to each Secured Debt Representative for application to the payment of all outstanding Secured Debt and any other Secured Obligations that are then due and payable in such order as may be provided in the applicable Secured Debt Documents in an amount sufficient to pay in full in cash all outstanding Secured Debt and all other Secured Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Senior Debt Document) of all outstanding letters of credit constituting Secured Debt); and

          THIRD, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrower or the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

        (b)   Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Secured Obligations granted on the Collateral and notwithstanding any provisions of the UCC, or any other applicable law, or any provision in the Secured Debt Documents or any defect or deficiencies in, or failure to perfect, the Liens securing any Secured Obligations or any other circumstance whatsoever, the Collateral Trustee and each Secured Debt Representative, on its own behalf and on behalf of the Secured Parties represented by such Secured Debt Representative, hereby agrees that any Lien on the Collateral securing any Secured Obligations now or hereafter held by or on behalf of the Collateral Trustee or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in right, priority, operation, effect and all other respects to each other Lien on the Collateral securing any Secured Obligations.

        (c)   The Collateral Trustee and each Secured Debt Representative, on its own behalf and on behalf of the Secured Parties represented by such Secured Debt Representative, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other Secured Party in the Collateral, or the provisions of this Agreement.

        (d)   This section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Liens. The Secured Debt Representative of each future Series of Secured Senior Debt will be required to deliver a Collateral Trust Joinder including a lien sharing and priority confirmation as provided in Section 3.8 at the time of incurrence of such Series of Secured Senior Debt.

        (e)   In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

        SECTION 3.5 Powers of the Collateral Trustee.

        (a)   The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

        (b)   No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

        SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

        SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

        SECTION 3.8 Additional Secured Debt.

        (a)   The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Senior Debt that is issued or incurred after the date hereof that:

          (1)   holds Secured Obligations that are identified as Secured Senior Debt in accordance with the procedures set forth in Section 3.8(b); and

          (2)   signs, through its designated Secured Senior Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

        (b)   The Borrower will be permitted to designate additional Secured Senior Debt Representatives by delivering to the Collateral Trustee an Additional Secured Debt Designation:

          (1)   stating that the Borrower or such other Pledgor intends to incur additional Secured Debt ("Additional Secured Debt") which will be Secured Senior Debt permitted by each applicable Secured Debt Document to be secured by a Lien Equally and Ratably with all previously existing and future Secured Debt;

          (2)   specifying the name and address of the Secured Senior Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7; and

          (3)   stating that the Borrower has caused a copy of the Additional Secured Debt Designation to be delivered to each then existing Secured Debt Representative.

        Upon the designation by the Borrower of such an additional Secured Senior Debt Representative pursuant to this Section 3.8(b), each Person who is, or who becomes, the holder of such Additional Secured Debt incurred by the Borrower or any other Pledgor in accordance with the terms of the

Secured Debt Documents providing for such Additional Secured Debt shall be deemed to be an additional holder of Secured Obligations hereunder.

Although the Borrower shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representatives shall have the right to request that the Borrower use commercially reasonable efforts to provide a copy of any legal opinion of counsel provided to the holders of the Additional Secured Debt or their Secured Senior Debt Representative as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Borrower. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Pledgor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE BORROWER AND THE OTHER PLEDGORS

        SECTION 4.1 Release of Liens on Collateral.

        (a)   The Collateral Trustee's Liens upon the Collateral will be released:

          (1)   in whole, upon (A) payment in full in cash and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full in cash and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

          (2)   as to any Collateral that is sold, transferred or otherwise disposed of by the Borrower or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) the Borrower or a Restricted Subsidiary (as defined under the Indenture) of the Borrower in a transaction or other circumstance that complies with Section 4.10 of the Indenture, if any, and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee's Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indenture; and

          (3)   as to a release of any or all of (i) the Capital Stock of CMC and the identifiable proceeds thereof or (ii) the Collateral other than the Capital Stock of CMC and the identifiable proceeds thereof, if consent to such release has been given by an Act of Required Debtholders pursuant to clause (1) or (2) of the definition of "Act of Required Debtholders" as applicable.

        (b)   The Collateral Trustee agrees for the benefit of the Borrower and the other Pledgors that if the Collateral Trustee at any time receives:

          (1)   an Officers' Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other

  Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

          (2)   the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

          (3)   with respect to the release of any or all of the Capital Stock of CMC or the identifiable proceeds thereof, the written confirmation of each Noteholder Representative (such confirmation to be given following receipt of, and based solely on, the Officers' Certificate described in clause (1) above) that, in its view, such release is permitted by Section 4.1(a) and the respective Note Documents governing the Secured Obligations the holders of which such Noteholder Representative represents; and

          (4)   with respect to the release of any or all of the Collateral other than the Capital Stock of CMC or the identifiable proceeds thereof, the written confirmation of each Secured Senior Debt Representative (such confirmation to be given following receipt of, and based solely on, the Officers' Certificate described in clause (1) above) that, in its view, such release is permitted by Section 4.1(a) and the respective Secured Senior Debt Documents governing the Secured Obligations the holders of which such Secured Senior Debt Representative represents;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Borrower or other applicable Pledgor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

        (c)   The Collateral Trustee hereby agrees that:

          (1)   in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Borrower or other applicable Pledgor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

          (2)   at any time when a Secured Debt Default under a Series of Secured Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

        (d)   Each Secured Debt Representative hereby agrees that as soon as reasonably practicable after receipt of an Officers' Certificate from the Borrower pursuant to Section 4.1(b)(1) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 4.1(b)(3), (B) a written statement that such release is not permitted by Section 4.1(a) or (C) a request for further information from the Borrower reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable.

        SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Borrower will deliver to each Secured Debt Representative a copy of each Officers' Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers' Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

        SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Borrower or any other Pledgor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Borrower or Pledgor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

        SECTION 4.4 Release of Liens in Respect of Notes. The Collateral Trustee's Lien will no longer secure the Notes outstanding under the Indenture, the Note Guarantees or any other Obligations under the Indenture, and the right of the holders of the Notes, the Note Guarantees and such Obligations to the benefits and proceeds of the Collateral Trustee's Lien on the Collateral will terminate and be discharged:

          (1)   upon satisfaction and discharge of the Indenture as set forth under Article 12 of the Indenture;

          (2)   with respect to Collateral other than Capital Stock of CMC and the identifiable proceeds thereof owned by the Borrower or any other Pledgor, (A) in the event the holders of Secured Senior Debt release their Lien on such Collateral or the Secured Senior Debt is paid in full or (B) as provided in the Security Documents relating to such Collateral or the agreements governing such Secured Senior Debt;

          (3)   upon a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture) of the Notes as set forth under Article 8 of the Indenture; or

          (4)   in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Article 9 of the Indenture.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

        SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

        SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

        SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. Notwithstanding the foregoing, the Collateral Trustee shall execute all Security Documents requested by the Borrower without direction by an Act of Required Debtholders if such Security Documents collectively provide for (1) an Equal and Ratable first priority Lien (subject to Permitted Prior Liens) on the Collateral to secure the payment and performance when due of all of the Secured Obligations in a single Security Document securing all of the Secured Obligations or, if separate Security Documents are entered into with respect to each Series of Secured Debt, such separate Security Documents taken together provide for an Equal and Ratable first priority Lien (subject to Permitted Prior Liens) on the Collateral to secure the payment and performance when due of all of the

Secured Obligations, (2) allocation of the proceeds of the Collateral on an Equal and Ratable basis in accordance with the order of priority set forth in Section 3.4, (3) all instructions with respect to enforcement of remedies in respect of the Capital Stock of CMC owned by the Borrower or any other Pledgor and, except as provided in Section 4 or as otherwise provided in the Indenture, any release of the Liens thereon to be provided by the holders of more than 50% of the outstanding principal amount of the Notes, (4) all required instructions with respect to all other Collateral (including, without limitation, in connection with the enforcement of remedies with respect thereto or any release of the Liens thereon) to be provided by the holders of more than 50% of the outstanding principal amount of the Secured Senior Debt (including unfunded commitments that remain in effect) or the Secured Senior Debt Representative thereof, or as otherwise specified in the Secured Senior Debt Documents, (5) no limitations on the ability of the Trustee to accelerate the Notes or the Note Guarantees or on the ability of the Collateral Trustee to exercise remedies against the Capital Stock of CMC owned by the Borrower or any other Pledgor on behalf of the holders of Notes or the Trustee (in each case, following the occurrence and during the continuance of a Secured Debt Default under and in accordance with the Indenture), and (6) no limitations on the ability of the holders of the Secured Senior Debt (or Secured Senior Debt Representatives thereof) to accelerate the Secured Senior Debt or on the ability of the Collateral Trustee to exercise remedies against the other Collateral following the occurrence and during the continuance of a Secured Debt Default under and in accordance with the Secured Senior Debt Documents. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

        SECTION 5.4 Solicitation of Instructions.

        (a)   The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers' Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

        (b)   No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

        SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

        SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

        SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any other Pledgor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers' Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officers' Certificate or opinion of counsel as to such matter and such Officers' Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

        SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

        SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Obligations.

        SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

        SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

        SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

        (a)   Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

        (b)   The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

        SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

          (1)   each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

          (2)   the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

          (3)   the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

        SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee's sole discretion may cause the Collateral Trustee to be considered an "owner or operator" under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

        SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

        (a)   the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the Borrower; and

        (b)   the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

        SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders subject to the consent of the Borrower. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Borrower), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

          (1)   authorized to exercise corporate trust powers;

          (2)   having a combined capital and surplus of at least $500,000,000;

          (3)   maintaining an office in New York, New York; and

          (4)   that is not a Secured Debt Representative.

        The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

        SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

          (1)   such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

          (2)   the predecessor Collateral Trustee will (at the expense of the Borrower) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

        SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3; provided, that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Borrower and each Secured Debt Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

        SECTION 7.1 Amendment.

        (a)   No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

          (1)   any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Borrower or any other applicable Pledgor party thereto and the Collateral Trustee;

          (2)   no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:

            (A)  to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of "Act of Required Debtholders"),

            (B)  to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or

            (C)  to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

          (3)   no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

        (b)   The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers' Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Borrower (which may be provided by internal counsel to the Borrower) to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Borrower (which may be provided by internal counsel to the Borrower) addressing customary perfection matters with respect to such additional Collateral (subject to customary qualifications and assumptions).

        SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt

Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement.

        SECTION 7.3 Further Assurances.

        (a)   The Borrower and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

        (b)   Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Borrower and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations.

        SECTION 7.4 Reserved.

        SECTION 7.5 Successors and Assigns.

        (a)   Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns and to the Borrower and each of its permitted successors and assigns.

        (b)   Neither the Borrower nor any other Pledgor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrower and the other Pledgors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

        SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	[

]
Telephone:
Facsimile:
Attention:
If to the Borrower or any other Pledgor:	United Online, Inc. 21301 Burbank Boulevard Woodland Hills, CA 91367 Facsimile: (818) 287-3110 Attention: General Counsel
With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Facsimile: (213) 687-5600 Attention: David C. Reamer
If to the Administrative Agent:	[

]
Telephone:
Facsimile:
Attention:
If to the Trustee:	[

]
Telephone:
Facsimile:
Attention:

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

        All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to any holder of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        SECTION 7.8 Notice Following Discharge of Secured Obligations. Promptly following the Discharge of Secured Obligations with respect to one or more Series of Secured Debt, each Secured Debt Representative with respect to each applicable Series of Secured Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

        SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

        SECTION 7.10 Compensation; Expenses. The Pledgors jointly and severally agree to pay, promptly upon demand:

          (1)   such compensation to the Collateral Trustee and its agents as the Borrower and the Collateral Trustee may agree in writing from time to time;

          (2)   all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

          (3)   all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Borrower or any other Pledgor;

          (4)   all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee's Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

          (5)   all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

          (6)   after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee or its agents in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee or its agents.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

        SECTION 7.11 Indemnity.

        (a)   The Pledgors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and each of its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability resulted from the gross negligence or willful misconduct of such Indemnitee.

        (b)   All amounts due under this Section 7.11 will be payable upon demand.

        (c)   To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Pledgors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

        (d)   No Pledgor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Pledgors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        (e)   The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

        SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

        SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

        SECTION 7.14 Obligations Secured. All obligations of the Pledgors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

        SECTION 7.15 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

          (1)   accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

          (2)   waives any defense of forum non conveniens;

          (3)   agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

          (4)   agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

          (5)   agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

        SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (in .pdf format)), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

        SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

        SECTION 7.20 Additional Pledgors. The Borrower will cause each Person that becomes a Pledgor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Pledgor if the other requirements of this Section 7.20 are complied with.

        SECTION 7.21 Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Secured Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Secured Obligations or Secured Debt Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).

        SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

        SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The [Administrative Agent] will be entitled to all of the rights, protections, immunities and indemnities set forth in the [Credit Agreement,] the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture, and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Pledgors or the Collateral Trustee hereunder.

        IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

[BORROWER]
By:
Name: Title:
[ADMINISTRATIVE AGENT], as [Administrative Agent]
By:
Name: Title:
[INDENTURE TRUSTEE], as Trustee under the Indenture
By:
Name: Title:
[COLLATERAL TRUSTEE], as Collateral Trustee
By:
Name: Title:

[EXHIBIT A
to Collateral Trust Agreement]

[FORM OF]
ADDITIONAL SECURED DEBT DESIGNATION

        Reference is made to the Collateral Trust Agreement dated as of                                    , 20            (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Collateral Trust Agreement") among United Online, Inc. (the "Borrower"), the Pledgors from time to time party thereto, [insert name of Administrative Agent], as [Administrative Agent] under the [Credit Agreement] (as defined therein), [insert name of Indenture Trustee], as Trustee under the Indenture (as defined therein) and [insert name of Collateral Trustee], as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as Secured Senior Debt entitled to the benefit of the Collateral Trust Agreement.

        The undersigned, the duly appointed [specify title] of the [Borrower] hereby certifies on behalf of the [Borrower] that:

          (A)  [insert name of the Borrower or other Pledgor] intends to incur additional Secured Debt ("Additional Secured Debt") which will be Secured Senior Debt permitted by each applicable Secured Debt Document to be secured by a Lien Equally and Ratably with the Notes, the Note Guarantees and all previously existing and future Secured Senior Debt;

          (B)  the name and address of the Secured Senior Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:
Fax:

          (C)  the Borrower has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

E-A-1

        IN WITNESS WHEREOF, the Borrower has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of                                    , 20                        .

[insert name of borrower]

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

        The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

[insert name of Collateral Trustee]

By:
Name:
Title:

E-A-2

[EXHIBIT B
to Collateral Trust Agreement]

[FORM OF]
COLLATERAL TRUST JOINDER—ADDITIONAL DEBT

        Reference is made to the Collateral Trust Agreement dated as of                                    , 20            (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Collateral Trust Agreement") among United Online, Inc. (the "Borrower"), the Pledgors from time to time party thereto, [insert name of Administrative Agent], as [Administrative Agent] under the [Credit Agreement] (as defined therein), [insert name of Indenture Trustee], as Trustee under the Indenture (as defined therein) and [insert name of Collateral Trustee], as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

        1.     Joinder.    The undersigned,                                     , a                                    , (the "New Representative") as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Secured Senior Debt Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as a Secured Senior Debt Representative as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof. The New Representative shall be entitled to the benefit of, and to enforce the provisions of, the Collateral Trust Agreement for the benefit of the New Representative and the Series of Secured Senior Debt for which the New Representative is acting as the Secured Senior Debt Representative.

        2.     Lien Sharing and Priority Confirmation.

        The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Secured Senior Debt for which the undersigned is acting as Secured Senior Debt Representative hereby agrees, for the enforceable benefit of all holders of the Notes and each existing and future Series of Secured Senior Debt, each existing and future Noteholder Representative, each other existing and future Secured Senior Debt Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

          (a)   all Secured Obligations will be and are secured Equally and Ratably by all Liens at any time granted by the Borrower or any other Pledgor on the Collateral to secure any Secured Obligations in respect of the Notes, the Note Guarantees and any Series of Secured Senior Debt, and that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of the Notes, the Note Guarantees and the Secured Senior Debt Obligations Equally and Ratably;

          (b)   the New Representative and each holder of Obligations in respect of the Series of Secured Senior Debt for which the undersigned is acting as Secured Senior Debt Representative are bound by the provisions of this Agreement, including the provisions relating to the order of application of proceeds from the enforcement of the Liens; and

          (c)   the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.

        3.     Governing Law and Miscellaneous Provisions.    The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

E-B-1

        IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                                    , 20                        .

[insert name of the new representative]
By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby and agrees that the New Representative shall be a party to the Collateral Trust Agreement, entitled to the benefits of, and to enforce the provisions of, the Collateral Trust Agreement, for the benefit of the New Representative and the Series of Secured Senior Debt for which the New Representative is acting as the Secured Senior Debt Representative:

, as Collateral Trustee
By:
Name:
Title:

E-B-2

[EXHIBIT C
to Collateral Trust Agreement]

[FORM OF]
COLLATERAL TRUST JOINDER—ADDITIONAL PLEDGOR

        Reference is made to the Collateral Trust Agreement dated as of                                    , 20            (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Collateral Trust Agreement") among United Online, Inc. (the "Borrower"), the Pledgors from time to time party thereto, [insert name of Administrative Agent], as [Administrative Agent] under the [Credit Agreement] (as defined therein), [insert name of Indenture Trustee], as Trustee under the Indenture (as defined therein) and [insert name of Collateral Trustee], as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

        1.     Joinder.    The undersigned,                                     , a                                    , hereby agrees to become party as a Pledgor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

        2.     Governing Law and Miscellaneous Provisions.    The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

        IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                                    , 20                        .

[ ]
By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Pledgor:

, as Collateral Trustee
By:
Name:
Title:

E-C-1

EXHIBIT F

FORM OF SUBORDINATION PROVISIONS

        Section 1.01    Agreement to Subordinate.

        Any holder or lender of Subordinated Indebtedness agrees that such Subordinated Indebtedness shall be subordinated in right of payment, to the extent and in the manner provided in this Exhibit F, to the prior payment in full of the obligations of Company and the Guarantors under the Indenture, Notes and Note Guarantees, and that the subordination is for the benefit of the Holders.

        Section 1.02    Liquidation; Dissolution; Bankruptcy.

        Upon any distribution to creditors of the Company or any of the Guarantors in a liquidation or dissolution, or in any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, any of the Guarantors or any of their respective properties, in an assignment for the benefit of creditors or any marshaling of the Company's or any of the Guarantors' assets and liabilities:

          (1)   the Holders will be entitled to receive payment in full in cash of all Obligations due in respect of the Indenture, Notes and Note Guarantees (including interest after the commencement of any bankruptcy proceeding at the rate specified in the Notes) before the holders or lenders of any Subordinated Indebtedness will be entitled to receive any payment with respect to such Subordinated Indebtedness; and

          (2)   until all Obligations with respect to the Indenture, the Notes and Note Guarantees (as provided in clause (1) above) are paid in full in cash, any distribution to which holders or lenders of Subordinated Indebtedness would be entitled but for this Exhibit F will be made to the Holders.

        Section 1.03    Default on Indenture, Notes or Note Guarantees.

        (a)   Subject to clause (c) below, neither the Company nor any of the Guarantors may make any payment or distribution to any holder or lender of Subordinated Indebtedness (or trustee or agent on behalf of such holder or lender) in respect of Obligations relating to such Subordinated Indebtedness and may not acquire from any holder or lender of Subordinated Indebtedness (or trustee or agent on behalf of such holder or lender) any Subordinated Indebtedness for cash or property, in each case, other than payments in Permitted Junior Securities (as defined below), if a default in the payment when due of principal, premium, if any, or interest on the Notes (a "Payment Default") occurs and is continuing beyond any applicable grace period in the Indenture.

        (b)   Subject to clause (c) below, neither the Company nor any of the Guarantors may make any payment or distribution to any holder or lender of Subordinated Indebtedness (or trustee or agent on behalf of such holder or lender) in respect of Obligations relating to such Subordinated Indebtedness and may not acquire from any holder or lender of Subordinated Indebtedness (or trustee or agent on behalf of such holder or lender) any Subordinated Indebtedness for cash or property, in each case, other than payments in Permitted Junior Securities, if any other default occurs and is continuing with respect to the Indenture, the Notes or the Note Guarantees that permits Holders to accelerate the maturity of the Notes and the applicable holder or lender of Subordinated Indebtedness (or any trustee or agent acting on behalf of such holder or lender) receives a notice of such default (a "Payment Blockage Notice") from the Company, the Trustee or any Holder. If the holder or lender of any Subordinated Indebtedness (or trustee or agent on behalf of such holder or lender) receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section 1.03 unless and until (A) at least 360 consecutive days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the applicable Subordinated Indebtedness that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holder or lender of any Subordinated Indebtedness (or trustee or agent on behalf of such holder or lender) may be made the basis for a subsequent Payment Blockage Notice (whether or not within a period of 360 consecutive days) unless such default has been waived for a period of not less than 180 days.

        For the purposes of this Exhibit F, "Permitted Junior Securities" means:

          (1)   Equity Interests in the Company or any Guarantor; or

          (2)   debt securities that are subordinated to the Notes to substantially the same extent as, or to a greater extent than, the Subordinated Indebtedness is subordinated to the Notes under this Exhibit F.

        (c)   Notwithstanding anything to the contrary in clauses (a) or (b) above, the Company and the Guarantors may resume payments on and distributions in respect of the Subordinated Indebtedness and may acquire such Subordinated Indebtedness upon the earlier of:

          (1)   in the case of a Payment Default, the date upon which such Payment Default is cured or waived, or

          (2)   in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of the Notes has been accelerated, if this Exhibit F otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

        Section 1.04    Acceleration of Subordinated Indebtedness.

        If payment of the Subordinated Indebtedness is accelerated because of an event of default with respect to such Subordinated Indebtedness, the Company will promptly notify the Trustee of such acceleration.

        Section 1.05    When Distribution Must Be Paid Over.

        In the event that any holder or lender of any Subordinated Indebtedness (or trustee or agent on behalf of such holder or lender) receives any payment of any Obligations with respect to the Subordinated Indebtedness at a time when such party has actual knowledge that such payment is prohibited by Section 1.03 hereof, such payment will be held by such party, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to (1) if no Secured Senior Debt has been incurred, the Trustee on behalf of the Holders for application to the payment of all Obligations with respect to the Indenture, Notes and Note Guarantees remaining unpaid to the extent necessary to pay such Obligations in full in cash (or such payment duly provided for to the satisfaction of the Holders in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the Holders, and (2) if Secured Senior Debt has been incurred, to the Collateral Trustee on behalf of the Holders and holders of such Secured Senior Debt for application to the payment of (x) all Obligations with respect to the Indenture, Notes and Note Guarantees remaining unpaid to the extent necessary to pay such Obligations in full in cash (or such payment duly provided for to the satisfaction of the Holders) in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the Holders and (y) all Obligations under the Secured Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in cash (or such payment duly provided for to the satisfaction of the holders of the Secured Senor Debt) in accordance with the terms of the Secured Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of the Secured Senior Debt.

        Section 1.06    Subordination May Not Be Impaired by Company.

        No right of the Trustee or any Holder to enforce the subordination of the Subordinated Indebtedness may be impaired by any act or failure to act by the Company, the Guarantors or any such holder of Subordinated Indebtedness or by the failure of the Company or any Guarantor to comply with this Indenture.

        Section 1.07    Subrogation.

        Subject to the prior payment in full in cash (or such payment duly provided for to the satisfaction of the Holders) due in respect of the Indenture, Notes and Note Guarantees, the holders of any Subordinated Indebtedness shall be subrogated to the rights of the Holders to receive payments or distributions of cash, property or securities of the Company applicable to the Notes until such Subordinated Indebtedness shall be paid in full in cash (or such payment duly provided for to the satisfaction of the holders of such Subordinated Indebtedness), and, for the purposes of such subrogation, no such payments or distributions to the Holders in respect of the Notes by or on behalf of the Company or by or on behalf of the holders of the Subordinated Indebtedness by virtue of this Exhibit F which otherwise would have been made to the holders of such Subordinated Indebtedness shall, as between the Company and the holders of such Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Exhibit F are and are intended solely for the purpose of defining the relative rights of the holders of such Subordinated Indebtedness, on the one hand, and the Holders, on the other hand.

        Section 1.08    Amendments.

        The provisions of this Exhibit F may not be amended or modified without the consent of a majority of the Holders voting as a single class.

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  Exhibit 4.4
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
EXHIBITS
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE NOTES
ARTICLE 3 REDEMPTION
ARTICLE 4 COVENANTS
ARTICLE 5 SUCCESSORS
ARTICLE 6 DEFAULTS AND REMEDIES
ARTICLE 7 TRUSTEE
ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE 10 COLLATERAL AND SECURITY
ARTICLE 11 NOTE GUARANTEES
ARTICLE 12 SATISFACTION AND DISCHARGE
ARTICLE 13 MISCELLANEOUS
SIGNATURES
  EXHIBIT A
ASSIGNMENT FORM
OPTION OF HOLDER TO ELECT PURCHASE
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
  EXHIBIT B
[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
  EXHIBIT C
FORM OF PLEDGE AGREEMENT
W I T N E S S E T H
SCHEDULE I
ACKNOWLEDGMENT
  EXHIBIT E
RECITALS
AGREEMENT
ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION
ARTICLE 2. THE TRUST ESTATE
ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE BORROWER AND THE OTHER PLEDGORS
ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE
[FORM OF] ADDITIONAL SECURED DEBT DESIGNATION
ACKNOWLEDGEMENT OF RECEIPT
[FORM OF] COLLATERAL TRUST JOINDER—ADDITIONAL DEBT
[FORM OF] COLLATERAL TRUST JOINDER—ADDITIONAL PLEDGOR